UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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SPSS Inc.

(Name of Registrant as Specified in Its Charter)

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Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of SPSS Inc. (“SPSS” or the “Company”). The Annual Meeting will be held at the headquarters of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606, on Thursday, April 30, 2009, at 10:00 a.m., local time.

At the Annual Meeting, you will be asked (a) to consider and vote to elect three directors to hold office for a three-year term, (b) to ratify the appointment of Grant Thornton LLP as independent auditors of SPSS for fiscal year 2009, and (c) to transact any other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Company’s Board of Directors (the “Board”) unanimously recommends that the Company’s stockholders vote FOR all of the nominees for election to the Board and FOR ratification of the appointment of Grant Thornton LLP as independent auditors of SPSS for fiscal year 2009.

In the materials accompanying this letter, you will find a Notice of Annual Meeting of Stockholders, a Proxy Statement relating to the proposals you will be asked to consider and vote upon at the Annual Meeting and a Proxy Card. The Proxy Statement includes general information regarding SPSS as well as additional information relating to the specific proposals you will be asked to consider and vote upon at the Annual Meeting. Also included with the proxy materials is the Company’s Annual Report on Form 10-K for fiscal year 2008.

All stockholders are invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign and date the Proxy Card and promptly return it to SPSS in the enclosed envelope provided for that purpose. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your Proxy Card. It is important that your shares be represented and voted at the Annual Meeting.

Sincerely,

Jack Noonan
Chairman of the Board,
Chief Executive Officer and President

March 31, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS
Executive Officers and Directors
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Potential Payments Upon Termination or Change of Control
2008 Director Compensation
Certain Relationships and Related Transactions
Information Concerning the Board of Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
Security Ownership of Management
PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
Audit and Related Fees
Procedures for Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditor
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION AND EXPENSES OF SOLICITATION
ANNUAL REPORT

SPSS INC.
233 SOUTH WACKER DRIVE
CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 30, 2009

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of SPSS Inc. (“SPSS” or the “Company”) will be held at the headquarters of SPSS at 233 South Wacker Drive, Chicago, Illinois 60606, on Thursday, April 30, 2009, at 10:00 a.m., local time, for the following purposes:

(1)	To consider and vote to elect three directors of SPSS to hold office until the 2012 Annual Meeting of Stockholders, as described in Proposal No. 1;

(2)	To ratify the appointment of Grant Thornton LLP as independent auditors of SPSS for fiscal year 2009, as described in Proposal No. 2; and

(3)	To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Company’s Board of Directors (the “Board”) unanimously recommends that the Company’s stockholders vote FOR all of the nominees for election to the Board and FOR ratification of the appointment of Grant Thornton LLP as independent auditors of SPSS for fiscal year 2009.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on April 30, 2009

The Proxy Statement for the Annual Meeting, the Proxy Card for the Annual Meeting and the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2008 are available on the Company’s website at http://investor.spss.com.

Only stockholders of record as of March 16, 2009 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. SPSS hopes that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy Card in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Sending in your Proxy Card will not prevent you from voting in person at the Annual Meeting.

By Order of the Board of Directors

Raymond H. Panza
Secretary

Chicago, Illinois
March 31, 2009

SPSS INC.
233 SOUTH WACKER DRIVE
CHICAGO, ILLINOIS 60606

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 30, 2009

THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS (THE “BOARD”) OF SPSS INC. (“SPSS” OR THE “COMPANY”) FOR USE AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS (THE “ANNUAL MEETING”) TO BE HELD AT THE HEADQUARTERS OF SPSS AT 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, ON THURSDAY, APRIL 30, 2009, AT 10:00 A.M. (LOCAL TIME). Shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), represented by a properly executed proxy, will be voted at the Annual Meeting. If no specific instructions are given with regard to matters being voted upon, the shares represented by a signed proxy card will be voted according to the recommendations of the Board. The Board presently does not intend to bring any matter before the Annual Meeting except those referred to in this Proxy Statement and specified in the Notice of Annual Meeting of Stockholders, nor does the Board know of any matters which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon using their discretion.

A proxy may be revoked at any time before its exercise by sending written notice of revocation to Raymond H. Panza, Secretary, SPSS Inc., 233 South Wacker Drive, Chicago, Illinois 60606, by signing and delivering a subsequently dated proxy card or by attending the Annual Meeting in person and giving notice of revocation to the Inspector of Election. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders beginning on or about March 31, 2009.

March 16, 2009 was the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 18,265,236 shares of Common Stock, which is the Company’s only class of voting securities. Each stockholder is entitled to one vote for each share of Common Stock held of record. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders during regular business hours at the Company’s principal executive offices, 233 South Wacker Drive, Chicago, Illinois 60606.

A plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of all other matters being submitted to the stockholders for their consideration.

The Inspector of Election, a representative of Computershare Trust Company N.A. appointed by the Board, will determine the shares represented at the Annual Meeting and the validity of proxies and count all votes. Abstentions and broker non-votes will be included when determining whether a quorum is present at the Annual Meeting. An abstention has the effect of voting against a matter since an abstention is counted as a share “entitled to vote,” but is not included as a vote for such matter. A broker non-vote exists where a broker proxy indicates that the broker is not authorized to vote on a particular proposal. Brokers who have not received voting instructions from beneficial owners may vote in their discretion with respect to Proposal No. 1 (the election of directors) and Proposal No. 2 (the ratification of the appointment of the Company’s independent auditors).

SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2010 ANNUAL MEETING

If a stockholder desires to have a proposal formerly considered at the 2010 Annual Meeting of Stockholders, and included in the Company’s Proxy Statement for that meeting, the proposal must be mailed to the Secretary of the Company at the Company’s principal executive offices, 233 South Wacker Drive, Chicago, Illinois 60606, and must be received by the Secretary of the Company on or before December 1, 2009. SPSS will consider for inclusion in the Company’s Proxy Statement only proposals meeting the requirements of the applicable SEC rules. Additionally, if a stockholder intends to present a proposal at the 2010 Annual Meeting of Stockholders, but does not intend to have it included in the Company’s Proxy Statement, the proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices between January 30, 2010 and March 1, 2010. If SPSS does not receive a stockholder proposal by the applicable deadline listed above, the stockholder will not be permitted to raise the proposal at the 2010 Annual Meeting of Stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s By-laws provide that the number of members of the Board will be fixed by a resolution adopted by the majority of the Board. At present, the Board has fixed the number of members of the Board at eight. The Company’s Certificate of Incorporation and By-laws further provide that the Board will be divided into three classes, as nearly equal in number as possible. Members of each class of the Board are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor is duly elected and qualified.

The class of directors whose term expires at the Annual Meeting currently consists of three persons. In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Jack Noonan, Michael D. Blair and Patricia B. Morrison, the incumbent directors whose terms expire at the Annual Meeting, to stand for re-election to the Board. Each of Mr. Noonan, Mr. Blair and Ms. Morrison has been nominated to hold office for a term of three years or until his or her successor has been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominees named in this Proxy Statement.

SPSS has no reason to believe that the nominees named herein will be unavailable to serve as directors. However, if such nominees for any reason are unable or unwilling to serve, the proxy may be voted for such substitute nominees as the persons appointed in the proxy may, in their discretion, determine. Stockholders may not cumulate their votes in the election of directors.

     Director Nominees

     Jack Noonan has served as a Director as well as Chief Executive Officer and President since joining SPSS in January 1992. Mr. Noonan was appointed Chairman of the Board in January 2008. Mr. Noonan was President and Chief Executive Officer of Microrim Corp., a developer of database software products, from 1990 until December 1991. He served as Vice President of the Product Group of Candle Corporation, a developer of IBM mainframe system software, from 1985 to 1990. Mr. Noonan is a Director of Morningstar, Inc. and GlobalView Software Inc.

Michael Blair has been a director of SPSS since July 1997. On November 15, 2004, Mr. Blair retired as a payroll business co-leader at Hewitt Associates, Inc., a global human resources outsourcing and consulting firm. He joined Hewitt after Hewitt’s 2003 acquisition of Cyborg Systems, Inc. Before assuming that role, Mr. Blair served as the Chairman, Chief Executive, and founder of Cyborg Systems, Inc., a human resource management software company that he founded in 1974. Mr. Blair currently is a director of Computer Corporation of America, Showingtime.com, Voice Prism and Delaware Place Bank. He is a past president of the Chicago Software Association and was Chairman of the Board of the Hinsdale Hospital Foundation. Mr. Blair holds a bachelors degree in mathematics with a minor in physics from the University of Missouri.

Patricia B. Morrison has been a Director of SPSS since December 2007. From July 2005 through July 2008, Ms. Morrison served as the Chief Information Officer of Motorola, Inc., a designer, manufacturer, marketer and seller of mobile communication products. Previously, Ms. Morrison was the Executive Vice President and Chief Information Officer of Office Depot, Inc., a supplier of office products and services, from 2002 to 2005. From 2000 to 2002, she was the Chief Information Officer of The Quaker Oats Company, a manufacturer of food and beverage products. Ms. Morrison currently serves as a member of the Board of Directors of Jo-Ann Stores, Inc., the Lyric Opera of Chicago, the Chicago Symphony Orchestra and Lumity. She also serves as a member of the advisory board of UST Global, the Leading Edge Forum Executive Program, the Kellogg Technology Network and the Armstrong Interactive Media Studies Institute at Miami University. Ms. Morrison holds a bachelor of arts degree in mathematics and statistics and a bachelor of science degree in secondary education from Miami University.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers and Directors

The following table shows information as of March 16, 2009 with respect to each person who is an executive officer, continuing director or director nominee of SPSS. Biographical information for each executive officer and continuing director is set forth immediately following the table. Biographical information for each director nominee appears under “Election of Directors,” above.

Name	Age	Position

Jack Noonan	61	Chairman of the Board, Chief Executive Officer and President
Raymond H. Panza	58	Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary
Alex Kormushoff	52	Senior Vice President of Worldwide Field Operations
Richard M. Holada	46	Senior Vice President of Technology
Douglas P. Dow	51	Senior Vice President of Corporate Development
Marc D. Nelson	53	Vice President, Corporate Controller and Principal Accounting Officer
Henry S. Bienen(4)	69	Director
William Binch(1)(3)(4)	69	Director
Michael Blair(3)(4)	64	Director
Michael E. Lavin(2)	63	Director
Merritt Lutz(3)(4)	66	Director
Patricia B. Morrison(2)	49	Director
Charles R. Whitchurch(2)	62	Director

(1)	Lead Director

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Nominating and Corporate Governance Committee

Raymond H. Panza, Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary, joined SPSS in August 2004. From 2001 to 2004, Mr. Panza was Vice President, Finance of Thomson, a leading provider of technology and service solutions for integrated media and entertainment companies. From 2000 to 2001, Mr. Panza was Vice President, Chief Financial Officer of Thomson’s Digital and New Media Services business units. He is a Certified Public Accountant and holds M.S. and B.S. degrees in accounting from The Pennsylvania State University.

Alex Kormushoff, Senior Vice President of Worldwide Field Operations, joined SPSS in December 2005. Mr. Kormushoff has served in his current position since June 2007 and, from December 2005 to June 2007, served as SPSS’s Senior Vice President, Worldwide Services in charge of all service revenue and delivery. From 2002 to 2005, Mr. Kormushoff was employed by BroadVision, Inc., a leader in e-commerce software technology, where he served as the Executive Vice President, Worldwide Operations from 2004 to 2005 (during a portion of which time Mr. Kormushoff was ultimately responsible for the daily operations of the company) and the Senior Vice President, Worldwide Professional Services from 2002 to 2004. Prior to joining BroadVision, Mr. Kormushoff has held various executive positions at One, Inc., Sapient Corporation, Standard & Poor’s Financial Information Services Group and R.R. Donnelley & Sons Company. He holds an M.B.A from Boston University and a B.A. in Business from The Pennsylvania State University.

Richard M. Holada, Senior Vice President of Technology, joined SPSS in October 2006. Mr. Holada has served in his current position since June 2007 and, from October 2006 to June 2007, served as Senior Vice President, Research and Development. From 2005 to 2006, he was employed by Oracle Corporation where he had served as the Vice President, CRM Development since 2005 and the Vice President, Industry Development since 2006. From 1999 to 2005, Mr. Holada was employed by Peoplesoft, Inc. where he served as the Vice President, Insurance Administration Development from 1999 to 2000 and the Vice President, CRM Development from 2000 to 2005.

Prior to joining Peoplesoft, Mr. Holada held senior research and development positions at Trimark Technologies, Inc. and Intelligent Trading System, Inc., as well as earlier systems engineering positions at Sun Microsystems, Inc. Mr. Holada holds a J.D. from The John Marshall Law School and a B.S. in Computer Science from the University of Illinois.

Douglas P. Dow, Senior Vice President, Corporate Development, joined SPSS in 1984. Mr. Dow has served in his current position since July 2004 and, from January 2001 to June 2004, served as Vice President, Corporate Development. Mr. Dow is responsible for both directing the Company’s merger and acquisition initiatives and leading the Company’s strategic planning, business planning and corporate communications functions. From September 1997 to December 2000, Mr. Dow served as a Vice President in charge of the Company’s business development. From October 1984 to September 1997, Mr. Dow held various other sales and marketing positions at SPSS. He holds a Bachelor of Arts degree from Kalamazoo College and a Master of Arts degree in political science from the University of Chicago.

Marc D. Nelson, Vice President, Corporate Controller and Principal Accounting Officer, joined SPSS in May 2003. Mr. Nelson has served in his current position since June 2005. From May 2003 to June 2005, Mr. Nelson served as the Company’s United States Controller. He holds a bachelors degree in accounting from Bradley University and an M.B.A. in Finance from the University of Chicago. Mr. Nelson is a Certified Public Accountant.

Henry S. Bienen has been a director of SPSS since June 2008. Mr. Bienen is currently the President of Northwestern University, and, having served in this position since 1995, is scheduled to retire in August 2009. Prior to his appointment at Northwestern, Mr. Bienen was the James S. McDonnell Distinguished University Professor and dean of the Woodrow Wilson School of Public and International Affairs at Princeton University, which he joined in 1966 as an assistant professor of politics. Mr. Bienen is also a member of the following Boards of Directors: Council on Foreign Relations, Chicago Council on Global Affairs, Argonne National Laboratory’s Board of Governors, JSTOR, the Steppenwolf Theatre, the Association of American Universities, Rasmussen College and Onconova Therapeutics, Inc. Mr. Bienen holds a bachelor’s degree from Cornell University, a master’s degree from the University of Chicago and a Ph.D. from the University of Chicago.

William Binch has been a director of SPSS since the acquisition of ShowCase Corporation by SPSS in February 2001 and now serves as the Board’s Lead Director. Mr. Binch was a director of ShowCase from 1999 until the acquisition. Mr. Binch is a professional independent director with extensive experience in worldwide sales, enterprise applications and analytics. He serves as a member of the Board of Directors of Callidus Software Inc., Medefinance, Inc. and Saama Technologies, Inc. He serves as the Lead Director at Callidus Software. Previously, Mr. Binch was senior vice president at Hyperion/Arbor from July 1997 to May 1999. He was a senior executive at Business Objects and Prism, two business intelligence and data warehousing companies. Mr. Binch served for five years at Oracle as vice president of strategic accounts. He has held executive sales positions at IBM, Itel and Fortune Systems.

Michael E. Lavin has been a director of SPSS since July 2005. Mr. Lavin also serves as a member of the Board of Directors of Integrys Energy Group, Inc., Tellabs, Inc. and Education Corporation of America, Inc. He serves as the Chairman of the Audit Committee of each of these three companies. From 1993 to 2002, Mr. Lavin was the Midwest Area Managing Partner of KPMG LLP. Mr. Lavin retired from KPMG in January 2003, having been with the firm since 1967.

Merritt Lutz has been a director of SPSS since 1988.  He is currently a Senior Advisor at Morgan Stanley, managing its strategic technology investments and partnerships. Previously, he was President of Candle Corporation, a worldwide supplier of systems software, from 1989 to 1993. Mr. Lutz is a director of three privately held software companies: Accretive Technologies Inc., SendMail, Inc. and ThruPoint Inc. He is a former director of the Information Technology Association of America and the NASD Industry Advisory Committee. Mr. Lutz holds a bachelors degree and a masters degree from Michigan State University.

Charles R. Whitchurch has been a director of SPSS since October 2003. From September 1991 through his retirement in June 2008, Mr. Whitchurch served as the Chief Financial Officer and Treasurer of Zebra Technologies Corporation. Since October 2008, Mr. Whitchurch has served as a director of Landmark Aviation, a privately held company in the general aviation industry. Since February 2009, he has also served as a director of ScanSource, Inc., a publicly held company that distributes specialty technology products. From 1981 until September 1991, he served as Vice President, Finance of Corcom, Inc., a technology company specializing in the control of radio frequency interference. In addition, Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as a Corporate Services Officer with Harris Bank in Chicago. He holds a bachelors degree in economics (Phi Beta Kappa) from Beloit College and an M.B.A. from Stanford University.

The Board is divided into three classes serving staggered three-year terms. Mr. Noonan and Mr. Blair are each serving a three-year term expiring at the Annual Meeting. On December 13, 2007, Ms. Morrison was appointed to serve as a member of the class of directors whose term expires at the Annual Meeting and, therefore, Ms. Morrison’s term will also expire at the Annual Meeting. Each of Mr. Noonan, Mr. Blair and Ms. Morrison has been nominated to stand for re-election. Mr. Lutz and Mr. Lavin are each serving a three-year term expiring at the 2010 annual meeting of stockholders. On June 4, 2008, Mr. Bienen was appointed to serve as a member of the class of directors whose term expires at the 2010 annual meeting of stockholders and, therefore, Mr. Bienen’s term will expire at that meeting. Mr. Binch and Mr. Whitchurch are each serving a three-year term expiring at the 2011 annual meeting of stockholders. The executive officers named herein have terms expiring at the Board meeting immediately following the next annual meeting of stockholders or when their successors are duly elected and qualified.

Compensation Discussion and Analysis

Overview of the Compensation Program

Administration

The Company’s compensation program is administered by the Compensation Committee of the Board. The Compensation Committee is comprised of three directors, Michael Blair (Chairman), William Binch and Merritt Lutz, each of whom qualifies as independent under the Nasdaq Stock Market listing standards. The section of this Proxy Statement titled “Information Concerning the Board of Directors — Board Committees — Compensation Committee” provides additional information regarding the Compensation Committee.

The Compensation Committee operates under a written charter adopted by the Board. Under this charter, the Compensation Committee is required to evaluate, on an annual basis, the Chief Executive Officer’s performance in light of certain established goals and to establish the Chief Executive Officer’s compensation package. The Compensation Committee is also required to establish, on an annual basis, an executive compensation package for each of the Company’s other executive officers. The Compensation Committee reports its actions to the full Board.

Jack Noonan, the Company’s Chief Executive Officer, makes recommendations to the Compensation Committee with regard to compensation packages to be received by the executive officers other than Mr. Noonan. The other executive officers generally do not participate in these discussions. The executive officers do assist the Compensation Committee in designing the Company’s business goals on which the financial performance measures are based.

Philosophy

The Compensation Committee believes that the Company’s compensation program should be designed in a manner that attracts the best talent to SPSS, motivates employees to perform at their highest levels, rewards achievement and retains those individuals with the leadership abilities and skills necessary for building long term stockholder value. To achieve these goals, the Compensation Committee has established a compensation program that is designed to (1) maintain a strong tie between pay and performance and (2) be competitive with the marketplace. The Compensation Committee believes that a compensation program designed in this manner will motivate executive officers to improve the overall performance and profitability of SPSS, thereby aligning the interests of the executive officers with the interests of the Company’s stockholders.

The tie between pay and performance means that more than half of each executive officer’s total compensation package is variable, at risk and dependent upon the accomplishment of specific, measurable, financial and/or operational results. In designing the overall compensation package to be received by each individual executive officer, including the Chief Executive Officer, the Compensation Committee considers the extent to which each element of compensation will motivate the relevant executive officer to help achieve the Company’s performance goals, as well as the impact that such executive officer has on the achievement of the Company’s goals. The elements of compensation that the Compensation Committee believes will best motivate the executive officers to help achieve the Company’s performance goals comprise the greatest portion of the total compensation packages.

To ensure that the executive compensation program is competitive with the marketplace, the Compensation Committee also considers how the amounts of and the percentage allocation of the various compensation components compares to the amounts of and the percentage allocation of the compensation components received by executive officers with similar responsibilities within the SPSS “peer group.” For 2008, the Compensation Committee used the 50th percentile of the market place as the benchmark for salaries and the 75th percentile for total compensation, including base salary, target cash incentive awards and long term incentive opportunities. The compensation packages of certain executive officers may deviate from these marketplace benchmarks based on the executive officers’ personal performance or specific roles at the Company. As further discussed below, marketplace benchmarks are only one of a number of factors considered by the Compensation Committee in setting various aspects of executive compensation.

As further described below, the Compensation Committee regularly seeks advice from nationally recognized compensation consultants to advise it with regard to its compensation analysis, to assist it with the design of the Company’s compensation program and to ensure that its compensation practices are competitive with those of a substantial sample of companies in SPSS’s industry.

Material Elements of the Compensation Program for Executive Officers

Design and Objectives

The executive compensation program is designed to reward the achievement of the Company’s performance goals. Executive officers receive the benefit of performance-based awards only if and when the performance goals defined by management and the Compensation Committee have been achieved. The Compensation Committee designed the program in this manner because it believes that the extent to which performance goals are achieved contributes directly to increases in stockholder value over the long term. Higher valuation results, in part, from management’s ability to execute a better business strategy, achieve goals and drive growth.

The Compensation Committee recognizes that SPSS is a complex organization with company-owned offices in more than ten countries and a broad network of franchises and distributors in a multitude of countries, resulting in 59% of the Company’s revenues being generated outside of North America in 2008. Despite the complexity of the organization, the key objective of the compensation program is simple — to attract and retain talented executive officers by adequately awarding the achievement of the Company’s performance goals. To meet this general objective, the Compensation Committee has endorsed a compensation program which:

•	Offers a total compensation package to the Company’s executive officers that is market competitive, taking into account comparable positions, duties and scope of responsibilities at various companies within the Company’s “peer group” and has a minimal emphasis on perquisites;

•	Recognizes the unique skills, responsibilities and experience of each executive officer;

•	Motivates the Company’s executive officers to achieve the Company’s business objectives by providing incentive compensation awards that take into account the key elements of overall performance; and

•	Provides meaningful equity-based, long-term incentives.

The executive compensation program rewards each executive officer’s individual performance and contribution to the achievement of the Company’s performance goals through base salary adjustments, the amount of cash incentive awards paid, if any, and, from time to time, special bonus awards. Long term incentive awards are generally made through equity grants which the Compensation Committee believes further reinforces the link between the interests of executive officers and the interests of the Company’s stockholders.

The Board has afforded the Compensation Committee, pursuant to the terms of the Compensation Committee Charter, the sole authority to approve executive compensation packages, including the compensation package to be received by the Chief Executive Officer. Pursuant to this authority, the Compensation Committee established executive compensation packages for 2008 and, in early 2009, established executive compensation packages for 2009.

Elements

The three main elements of the Company’s executive compensation program are base salary, cash incentive awards and equity-based compensation. In addition, the Company provides the following programs for all eligible employees, including executive officers: a 401(k) plan, with a maximum $500 annual match for each participant, an employee stock purchase plan and health and welfare benefits.

Base Salary

Base salary is intended to provide a stable, fixed level of compensation for each executive officer reflecting the scope and nature of such executive officer’s job responsibilities. The Compensation Committee determines base salary for the Company’s executive officers (other than Mr. Noonan, the Chief Executive Officer) in consultation with Mr. Noonan based on job responsibilities, individual job performance (including the individual’s actual and expected contribution to the Company’s success and growth), length of service with the Company and base salary levels of executive officers with similar responsibilities within the Company’s “peer group.” The Compensation Committee determines base salary for Mr. Noonan based on its evaluation of Mr. Noonan’s overall contributions to the Company, his length of service with the Company, his role with regard to the Company’s continued growth, the Company’s performance for the prior fiscal year and the base salaries of chief executive officers within the Company’s “peer group.”

None of the Company’s five named executive officers received an increase in base salary for 2009 because the Compensation Committee deemed general increases in base salary to be inappropriate in light of the economic downturn, and resulting loss of stockholder value, that occurred in the second half of 2008.

Cash Incentive Awards

Cash incentive awards are intended to recognize an executive officer’s contributions to the Company’s actual financial performance for a particular fiscal period as measured against specified financial performance goals for such period. The portion of a cash incentive award to be paid to an executive officer is determined by comparing the Company’s actual results to these financial performance goals. The Compensation Committee believes that exceptional individual performance by the executive officers, including the Chief Executive Officer, is directly proportional to exceptional financial performance by the Company. As such, as compared to base salary, the prospect of the payment of cash incentive awards better aligns the interests of the Company’s executive officers with the interests of the Company’s stockholders.

For 2008, cash incentive awards were measured on a quarterly basis and, if earned, paid on a quarterly basis. The Compensation Committee determined that the payment of incentive awards on a quarterly basis served as an important and useful motivational tool to assist the Company in meeting its financial performance goals, thereby increasing stockholder value. Executive officers were able to measure the Company’s performance and, thus, their own performance, on a quarterly basis throughout the year.

The Compensation Committee approved a 2008 annual target cash incentive award for each executive officer, including the Chief Executive Officer. These target awards were established as a dollar value. Each executive officer’s quarterly target award is equal to one-fourth of such executive officer’s annual target award. In creating the target awards, the Compensation Committee considered each executive officer’s base salary and other awards, the role that such executive officer plays in assisting the Company in meeting its financial performance goals and the value of cash incentive awards received by executive officers with similar responsibilities within the Company’s “peer group.”

Actual cash incentive payments may exceed the target awards. In 2008, the executive officers’ potential cash incentive payments were subject to a maximum equal to four (4) times such executive officer’s annual target award. This limitation meant that each executive officer could receive cash incentive awards each quarter, calculated pursuant to the terms of the 2008 executive compensation plan, until the aggregate of all such cash incentive award payments equaled four times (i.e. 400% of) the executive officer’s annual target award. In 2008, each executive officer’s aggregate quarterly cash incentive payments (other than Mr. Kormushoff) equaled approximately 2.28 times (i.e. 228% of) his annual target award, and Mr. Kormushoff’s aggregate quarterly cash incentive payment equaled approximately 1.93 times (i.e. 193% of) his annual target award. The actual cash incentive awards paid to each named executive officer for 2008 are set forth in the Summary Compensation Table, below.

The Compensation Committee approved a 2008 annual target award for Mr. Noonan of $700,000, or approximately 120% of Mr. Noonan’s base salary for 2008. The Compensation Committee selected this target award to ensure that more than half of Mr. Noonan’s overall cash compensation was dependent on creating stockholder value through the achievement of financial performance goals.

For 2008, the performance objectives established by the Compensation Committee for the executive officers consisted of (i) quarterly net revenue performance targets and (ii) quarterly fully diluted earnings per share performance targets, with 30% of each executive officer’s cash incentive award dependent upon achievement of the net revenue performance targets (the “revenue component”) and 70% of each executive officer’s cash incentive award dependent upon achievement of the earnings per share performance targets (the “EPS component”). The Compensation Committee chose these two components because the Compensation Committee considers both components to be key means of driving stockholder value on a going forward basis and to be measures that exemplify that growth and performance are part of the Company’s long term plan. The percentage allocation between the revenue component and the EPS component was selected based on the extent to which each component could be expected to impact long-term stockholder value for 2008. Notwithstanding the foregoing, the percentage allocation of the revenue component and the EPS component was reversed for Alex Kormushoff, the Company’s Senior Vice President of Worldwide Field Operations. The Compensation Committee believes that it was both important and appropriate to base the receipt of a large portion of Mr. Kormushoff’s incentive award on the achievement of the revenue component because, in light of his position, the extent to which revenue targets are achieved each quarter is a better reflection of his individual performance for such quarter.

The quarterly net revenue performance targets and the quarterly earnings per share performance targets are defined in the 2008 executive compensation plan as the applicable quarterly net revenue or earnings per share target set forth in the Company’s 2008 business plan. The Compensation Committee may modify the performance criteria, the target awards, the maximum cash incentive award or any other provision of or relating to the cash incentive awards, subject to limitations designed to ensure deductibility of such awards for tax purposes. Because of these limitations, the Compensation Committee has downward (but not upward) discretion in determining and paying the actual cash incentive awards based on these underlying measurements. Accordingly, the Compensation Committee may use its discretion to pay all, part of or no portion of an incentive award for the relevant period.

When calculating whether the performance criteria have been met for a particular quarter, the Compensation Committee excludes the impact of: (i) charges for restructurings, discontinued operations or unanticipated organizational changes (including acquisitions and divestitures), (ii) items determined by the Compensation Committee to be extraordinary items and other one-time, unusual prior year items or non-recurring events, (iii) non-operating items impacting reported net revenue and/or earnings per share, (iv) out of period charges which are not incurred in the projected period, and (v) the cumulative effects of tax or accounting principles identified in financial statements, notes to financial statements, management’s discussion and analysis or other filings with the United States Securities and Exchange Commission.

Under the 2008 executive compensation plan, actual cash incentive awards were paid out based on the extent to which the quarterly net revenue performance targets and the quarterly earnings per share performance targets were achieved. If the reported net revenue for a quarter equaled the net revenue performance target for that quarter, then each executive officer would be paid an amount equal to 100% of the revenue component of his target award for that quarter. Similarly, if reported earnings per share for a quarter equaled the earnings per share performance target for that quarter, then the executive officer would be paid an amount equal to 100% of the EPS component of his target award for that quarter. The revenue and EPS components of the target award functioned independently of each other.

If reported revenue for a quarter exceeded the net revenue performance target for that quarter, then the revenue component of the executive officer’s cash incentive award would be paid at 100% plus an upward adjustment at a rate equal to 10% for each $100,000 over the net revenue performance target (calculated proportionately). If reported revenue for a quarter was less than the net revenue performance target for that quarter, then the revenue component of the executive officer’s cash incentive award would be paid at 100% less a downward adjustment at a rate equal to 10% for each $100,000 below the net revenue performance target (calculated proportionately) such that if reported revenue for a quarter was $1 million or more below the net revenue performance target, the executive officer would receive no payment with respect to the revenue component of the incentive award.

If reported fully diluted earnings per share for a quarter exceeded the earnings per share performance target for that quarter, the EPS component of the executive officer’s cash incentive award would be paid at 100% plus an additional payment from an “incentive pool” equal to the executive officer’s relative percentage share (calculated as the executive officer’s quarterly target award divided by the sum of the quarterly target awards for all executive officers) multiplied by the amount of the “incentive pool.” The “incentive pool” is equal to one- third of the amount by which reported net income exceeds the net income equivalent of the earnings per share target. If reported earnings per share for a quarter were less than the earnings per share performance target for that quarter, then the EPS component of the executive officer’s cash incentive would be reduced as follows. If reported earnings per share for a quarter were $0.01 below the earnings per share performance target for that quarter, then the EPS component of the executive officer’s cash incentive award would be reduced by half (i.e. 50%). If reported earnings per share for a quarter were $0.02 or more below the earnings per share target for that quarter, then the EPS component of the executive officer’s cash incentive award would be reduced to zero, and the executive officer would receive no payment with respect to the EPS component of the cash incentive award. Incentive payments were calculated proportionally if reported earnings per share for a quarter were between $0.00 and $0.02 below the earnings per share target for that quarter.

Set forth below are the quarterly net revenue performance targets and the quarterly earnings per share performance targets applicable to all executive officers under the 2008 executive compensation plan. Also set for the below are the actual net revenue and fully diluted earnings per share results reported by the Company for each quarter of 2008.

	Revenue ($MM)		Fully Diluted Earnings Per Share
	Target	Actual	Target	Actual

First Quarter	$74.2	$78.2	$0.40	$0.51
Second Quarter	$75.1	$75.7	$0.40	$0.41
Third Quarter	$79.2	$74.9	$0.48	$0.55
Fourth Quarter	$83.4	$74.1	$0.54	$0.41

The Compensation Committee considers the achievement of revenue goals and goals related to earnings per share in setting its compensation policies and making compensation decisions because the Compensation Committee deems such elements to have the greatest potential to impact long-term stockholder value. As described above, the payment of incentive awards is linked in its entirety to the Company’s financial results. In computing the incentive pool to be paid for the third and fourth fiscal quarters of 2008 pursuant to the 2008 executive compensation plan, the Compensation Committee excluded the impact of certain charges for severance and other related charges arising out of previously unanticipated organizational changes. These adjustments had the effect of increasing the incentive pool amounts on which the payment of incentive awards were based by $104,000 and $1,137,000 for the third and fourth quarters of 2008, respectively. The Compensation Committee concluded that these adjustments were appropriate considering the non-operating nature of these items, the necessity of insuring comparability of actual results with the target performance measures and the expectation that these adjustments would increase profitability in future periods. These adjustments were consistent with the terms of the awards and the Company’s Long Term Incentive Plan.

The Compensation Committee approved and paid all 2008 cash incentive awards in compliance with Section 162(m) of the Internal Revenue Code (“Section 162(m)”). To ensure compliance with Section 162(m), cash incentive awards paid to executive officers for 2008 were limited by the parameters of the Company’s Long Term Incentive Plan, and all 2008 cash incentive awards were based on one or more of the performance criteria set forth in the Long Term Incentive Plan.

None of the Company’s five named executive officers received an increase in target award for 2009 because the Compensation Committee deemed general increases in target awards to be inappropriate in light of the economic downturn, and resulting loss of stockholder value, that occurred in the second half of 2008.

Also for 2009, the Compensation Committee made significant modifications to the manner in which cash incentive awards are measured and paid. The most significant modifications are as follows: (i) the achievement of relevant performance criteria will be measured both at the end of each fiscal quarter and at the end of the full fiscal year, applying quarterly and annual performance targets, as applicable, (ii) for all executive officers other than Mr. Kormushoff, the percentage allocation of the revenue component and the EPS component will be split evenly with each component weighted at 50% (Mr. Kormushoff’s percentage allocation will remain the same as it was in 2008), (iii) if the quarterly performance targets are met, an executive officer’s quarterly incentive payment will be calculated as specified under the 2009 executive compensation plan, but the executive officer will only receive 50% of the total calculated quarterly incentive payment (subject to a maximum quarterly payment equal to two times such executive’s quarterly target award), and (iv) if the annual performance targets are met, each executive officer’s annual incentive payment is subject to a maximum payment equal to four (4) times such executive officer’s annual target award (with the actual payment reduced by the sum of the quarterly incentive payments already received by the executive officer for that year).

Equity-Based Compensation

Equity-based compensation is intended to further reinforce the link between the interests of the executive officers and the interests of the Company’s stockholders as both benefit from increases in the value of the Company’s equity. The Company’s Long Term Incentive Plan allows the Compensation Committee to award restricted share units, deferred share units, stock options and a variety of other equity incentives to its directors, officers, employees and independent contractors. As further described below, the Company also maintains stock ownership guidelines to further align the interests of the executive officers with those of stockholders. During 2008, the Compensation Committee granted only restricted share units to its executive officers. No stock options were issued to executive officers in 2008. The Compensation Committee’s decision to grant restricted share units was based on the Compensation Committee’s analysis that public companies generally have increased their use of restricted share units in place of options in recent years and that restricted share units represent an appropriate form of incentive compensation for the Company.

Restricted share units represent the right to receive one share of Common Stock on the date that the restricted share unit vests. The award recipient will automatically receive shares of Common Stock when the vesting schedule for the applicable restricted share unit has been satisfied. No exercise price is paid to obtain the underlying Common Stock. The restricted share units granted in 2008 were subject to performance targets which must be met prior to the commencement of vesting. Once the performance targets are met, the restricted share units become subject to time-based vesting provisions which require the recipients’ continued employment by SPSS for a specified period after the achievement of the performance target in order for the recipient to be entitled to the full benefit of the restricted share unit award.

In determining the size of the equity-based award to be made to the Company’s executive officers, including the Chief Executive Officer, the Compensation Committee considers the grant date value of the awards as a performance incentive, the equity awards previously awarded to and held by the relevant executive officer and the value of equity awards received by executive officers with similar responsibilities within the Company’s “peer group.” In addition, the Compensation Committee considers the experience and skills of the relevant executive officer, the expected impact that the relevant executive officer will have on the Company’s business and the relevant executive officer’s past performance.

The Compensation Committee has determined that the payment of equity-based compensation on an annual basis serves as an important motivational tool to assist the Company in increasing stockholder value throughout the year. The Company does not time any equity grants for executive officers or any other employees to coordinate with the release of material non-public information.

For Mr. Noonan, the Compensation Committee approved a grant of restricted share units with a dollar value of $3,500,000 on January 7, 2008, calculated by dividing such dollar value by the closing price of the Common Stock on that date and rounding up to the nearest 100 restricted share units. The closing price of the Common Stock on January 7, 2008 was $30.97 per share resulting in a grant to Mr. Noonan of 113,100 restricted share units. Also on January 7, 2008, Mr. Panza, Mr. Kormushoff, Mr. Holada and Mr. Dow each received restricted share units in the respective amounts of 71,100, 35,600, 22,700 and 19,400. The executive officers’ 2008 restricted share units were subject to performance targets such that the restricted share units would not begin to vest until SPSS achieved a specified revenue performance target (the “2008 Vesting Schedule”). The Compensation Committee specified that the defined revenue performance would be achieved if and when reported net revenue for a consecutive four quarter period (i.e. a four quarter period with the first such four quarter period starting with the first fiscal quarter of 2008) exceeds reported net revenue for the 2007 fiscal year. If reported net revenue for the first consecutive four quarter period does not exceed the target revenue, then the measurement of the defined revenue performance would continue over each successive consecutive four quarter period (deleting the oldest quarter and adding the most recent quarter) until the defined revenue performance is achieved. The restricted share unit grant would be forfeited if the defined revenue performance is not achieved by January 7, 2012. When and if the revenue performance target is achieved, 25% of the total restricted share units covered by the award vest immediately and the balance of the restricted share units covered by the award vest over three years as described under the section titled “Grants of Plan-Based Awards,” below.

The 2008 Vesting Schedule was established in order to motivate executive officers to achieve long-term growth in stockholder value over the upcoming years. On February 13, 2009, the Compensation Committee certified that the defined revenue performance target for the 2008 Vesting Schedule had been achieved. Consequently, 25% of the total restricted share units covered by the award made to each executive officer on January 7, 2008 vested on February 13, 2009. Each such award will now continue to vest according to the time-based vesting schedule described under the section titled “Grants of Plan-Based Awards,” below.

For 2009, the Compensation Committee has granted restricted share units with an alternative performance target. On January 8, 2009, the Compensation Committee approved a grant to Mr. Noonan of restricted share units with a dollar value of $4,261,000, calculated by dividing such dollar value by the closing price of the Common Stock on that date and rounding up to the nearest 100 restricted share units. The closing price of the Common Stock on January 8, 2009 was $27.18 per share resulting in a grant to Mr. Noonan of 156,800 restricted share units. Also on January 8, 2009, Mr. Panza, Mr. Kormushoff, Mr. Holada and Mr. Dow each received restricted share units in the respective amounts of 81,000, 40,500, 36,600 and 29,500. The executive officers’ 2009 restricted share units are subject to performance targets such that the restricted share units will not begin to vest until one of the following measures is achieved: (i) the growth rate of SPSS’s EBITDA exceeds the median of the EBITDA growth rates of the Company’s “peer group” companies for the relevant performance periods, or (ii) the ratio of SPSS’s EBITDA to SPSS’s revenue exceeds the median of the EBITDA to revenue ratios of the Company’s “peer group” companies for the relevant performance periods. When and if the performance target is achieved, 25% of the total restricted share units covered by the award will vest immediately, and an additional 25% of the total restricted share units covered by the award will vest annually over the following three years. The restricted share unit grants will be forfeited if the performance target is not achieved by the end of the performance period, which performance period may range from four to eight fiscal quarters starting with the quarter in which the grant date occurs. The 2009 performance targets use EBITDA measures to motivate executive officers to achieve long-term earnings growth and growth in stockholder value relative to the performance of the Company’s “peer group.”

Other Elements

The executive officers participate or have the opportunity to participate in the same benefit programs offered to the general employee population. No additional benefits are offered to these executive officers. The Company offers all eligible employees the opportunity to participate in the Company’s 401(k) plan, the opportunity to purchase Common Stock at a discount through the Company’s employee stock purchase plan and a variety of health and welfare benefits. Because the Company has employees located in multiple domestic and international offices, the extent to which a particular employee may take advantage of each of these programs varies from location to location. The Company’s executive officers, including the Chief Executive Officer, are all employed in the United States and, therefore, have the opportunity to participate in each of these programs to the fullest extent allowed by the law. The Company has designed each of these programs with the goal of offering its executive officers and other employees a total compensation package that is market competitive.

401(k) Plan

The Company offers a match of 50% of the employee’s contribution up to a maximum of $500 per year for the 401(k) Program, which match is immediately vested.

Employee Stock Purchase Plan

The employee stock purchase plan permits participants to purchase shares of Common Stock at a 15% discount and has been designed to conform to, and is administered in accordance with, applicable tax rules.

Health and Welfare Benefits

The Company provides health and welfare benefits that are market competitive. With regard to medical and dental benefits, the Company subsidizes a portion of the premiums owed by the Company to its benefits providers. The balance of these premiums must be paid by the employees. In 2008, the Company assisted each employee in paying his or her portion of these premiums by allocating to each employee a sum of money (“Flex Dollars”) that each employee could use to pay his or her own portion of the premium. The intent of these Company-allocated funds was to help the employees pay some portion of their medical and dental costs (although the employees could also use this pool to pay for other optional Company provided benefits). Remaining Company-allocated funds not used to purchase benefits were paid to employees as earnings, with applicable taxes withheld.

The amount of Flex Dollars that each employee received in 2008 to pay his or her portion of the premiums depended on whether the employee was hired before or after January 1, 2007. Employees who were hired before January 1, 2007 received Flex Dollars in an amount equal to (i) $2,700 plus (ii) 5% of the employee’s 2006 individual salary or total compensation plan (with the Company recognizing 90% of 2006 annual bonuses and/or commissions toward benefit salary for those employees whose 2006 target bonus or target commission represented 30% or more of the employee’s 2006 base salary). The Company capped Flex Dollars at the 2006 level and, for 2007 and 2008, employees hired before January 1, 2007 received the aforementioned level Flex Dollars. Employees who were hired after January 1, 2007 received Flex Dollars in an amount of $5,000 each year. All of the Company’s executive officers were hired prior to January 1, 2007. Therefore, for the relevant years, these executive officers were likely to receive more Company-allocated funds than they would choose to spend on benefits and, therefore, were most likely to receive the balance as earnings. Effective January 1, 2009, the Company replaced Flex Dollars with a general increase in the size of the Company’s direct contribution toward employees’ medical and dental premiums.

The Company also pays for both life insurance and accidental death and dismemberment insurance, each with a coverage amount equal to an employee’s base salary to a maximum of $100,000. The Company pays for long term disability insurance with a maximum coverage amount of $72,000. The Company also pays short term disability insurance with a maximum coverage amount of $78,750.

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines for its executive officers and directors. The stock ownership guidelines for each of the Company’s named executive officers are:

Executive	Ownership Guidelines(1)

Jack Noonan	5 times salary
Raymond H. Panza	3 times salary
Alex Kormushoff	2 times salary
Richard M. Holada	2 times salary
Douglas P. Dow	2 times salary

(1)	Salary refers to the executive officer’s base salary in effect at the time he or she first becomes subject to the stock ownership guidelines. If the executive officer subsequently receives an increase in base salary, the executive officer has four years after each raise in base salary to achieve the applicable multiple of the raise.

Stock ownership is deemed to include direct shares owned, restricted share units, deferred share units, shares held in 401(k) accounts and pre-tax stock option gain (that is, the number of shares that would remain if the executive officer exercised the option on a cashless basis); however, stock options and restricted share units that are performance based are not considered to be owned unless the performance vesting criteria have been achieved to the Compensation Committee’s satisfaction. The initial measurement period is four years after the adoption of the executive officer’s stock ownership guidelines (i.e. May 1, 2010 for Mr. Noonan, Mr. Panza and Mr. Dow, and May 1, 2011 for Mr. Kormushoff and Mr. Holada). Subsequent measurement periods are May 1st of each year. The measurement date for consideration of salary increases is the first day of May following the fourth anniversary of such increase. The price used to measure stock holdings will be the Nasdaq Stock Market “closing” price on the last trading day prior to May 1st of the relevant year. Consequences for not meeting the stock ownership requirements will be determined at the discretion of the Compensation Committee based on the facts and circumstances. The Compensation Committee will consider the facts, including the reason for the shortfall, and the individual’s intentions, ability and near-term likelihood for achieving compliance and then determine what, if any, action should be taken. As of May 1, 2008, each executive officer was on track to comply with the stock ownership guidelines.

Accounting and Tax Treatments of Executive Compensation

As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to SPSS and to the executive officers of various payments and benefits, including the effect of Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction for compensation over $1,000,000 paid for any fiscal year to certain executive officers unless the compensation qualifies as performance-based. While the Compensation Committee’s general policy is to preserve the deductibility of most compensation paid to executive officers, it believes that the primary objective of the compensation program is to support the Company’s business strategy. For this reason, SPSS will not necessarily and in all circumstances limit executive compensation to the amount which is permitted to be deductible by SPSS under Section 162(m).

For 2008, SPSS believes that its executive compensation program had the following implications under Section 162(m):

•	Base salaries for 2008 for all named executive officers were fully deductible as none of those salaries (individually) exceeded $1 million.

•	Annual cash incentive awards were paid based on achievement of performance measures under the shareholder-approved SPSS Long Term Incentive Plan. As a result, cash incentive awards for 2008 were deductible as performance-based under Section 162(m).

•	Performance-based restricted share unit awards granted in 2008 were provided under the shareholder-approved SPSS Long Term Incentive Plan and will be paid out based on achievement of performance measures. As a result, the performance-based restricted share unit awards granted in 2008 should be deductible as performance-based under Section 162(m).

Compensation Consultant and Survey Data

As noted above, the Compensation Committee regularly seeks advice from a nationally recognized compensation consultant to advise it with regard to its executive compensation analysis, to assist it with the design of the Company’s executive compensation program and to ensure that its executive compensation practices are comparable to those of a substantial sample of companies in SPSS’s industry. The compensation consultant assists the Compensation Committee in performing multiple assessments throughout the year to determine how the Company’s current and prior executive compensation programs compare to executive compensation programs utilized by the Company’s peer group.

The compensation consultant engaged by the Compensation Committee in 2008 was the Strategic Compensation Group LLC. With the assistance of the Strategic Compensation Group, the Compensation Committee used two different data sources to provide a perspective on competitive compensation packages for each executive officer position reviewed. Strategic Compensation Group gathered competitive data on total compensation (salary, bonus, long term incentives and the value of pensions and deferred compensation) from the following survey groups: (i) a combination of several industry surveys (i.e. Radford, Towers Perrin and Hewitt) and (ii) the SPSS “peer group” companies, as further described below. In assessing which executive officers had similar responsibilities within these two survey groups, Strategic Compensation Group based its matches on job responsibilities and scope.

During the 2008 executive compensation process, the Compensation Committee chose a peer group that represented a cross-section of technology companies that had between $248 million and $979 million in revenue. The companies deemed to be part of the SPSS “peer group” for 2008 were:

Cognos Inc.	Lawson Software, Inc.	Aspen Technology Inc.
Fair Isaac Corporation	Nuance Communications, Inc.	Manhattan Associates Inc.
NAVTEQ Corp.	Epicor Software Corporation	i2 Technologies, Inc.
Kronos Inc.	Informatica Corporation	JDA Software Group Inc.
TIBCO Software Inc.	Microstrategy Inc.	MSC Software Corporation
Quest Software, Inc.	Borland Software Corp.	Verint Systems Inc.
Progress Software Corp.	Ariba Inc.	Macrovision Solutions Corporation

The Compensation Committee adopted a modified “peer group” list that was used in connection with the 2009 executive compensation process. The modified “peer group” list is intended to represent a cross-section of software companies that had between $200 million and $500 million in revenue with significant international sales. The companies deemed to be part of the SPSS “peer group” for 2009 were:

ACI Worldwide, Inc.	Deltek, Inc.	JDA Software Group Inc.
Ansys, Inc.	Digital River Inc.	MicroStrategy Inc.
Ariba Inc.	Epicor Software Corporation	NeuStar, Inc.
Aspen Technology Inc.	Equinix Inc.	Progress Software Corp.
Blackboard Inc.	i2 Technologies, Inc.	QAD Inc.
Borland Software Corp.	Informatica Corp.	Wind River Systems, Inc.
CSG Systems International Inc.	Interwoven Inc.

Following this competitive analysis, the Compensation Committee believes that it has established total compensation packages for its executive officers that are comparable to industry standards.

Contractual Arrangements

In December 2007, the Company entered into amended and restated employment agreements with Jack Noonan, the Company’s Chief Executive Officer and President, and Raymond H. Panza, the Company’s Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary. The terms of these employment agreements include severance provisions as well as provisions related to payments to be made to

Mr. Noonan and Mr. Panza for events related to a change of control of the Company. These employment agreements are described under the sections titled “Summary Compensation Table” and “Potential Payments Upon Termination or Change of Control,” below. In December 2007, the Company also entered into amended and restated change of control agreements with Alex Kormushoff, Richard M. Holada and Douglas P. Dow (as well as certain other Company officers). These change of control agreements are described under the section titled “Potential Payments Upon Termination or Change of Control,” below.

The Compensation Committee believes that it is appropriate for the Company to have an employment agreement with the Company’s Chief Executive Officer and the Company’s Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary to retain highly competent management on a long-term basis. The Compensation Committee believes that these employment agreements serve the interest of the Company and its stockholders by ensuring that (i) senior management drives Company growth without concern over potential termination, (ii) if a change of control is under consideration, senior management will pursue the transaction in the best interest of the stockholders without being unduly influenced by personal considerations, such as the fear of the economic consequences of termination, and (iii) the Company is protected from certain business risks such as threats from competitors and the loss of confidentiality and trade secrets. Prior to a change of control, the employment agreements protect Mr. Noonan and Mr. Panza from being terminated without cause or from loss of pay or benefits if they terminate their employment for good reason. Following a change of control, the employment agreements offer similar protections. The change of control provisions for equity awards are based on a single trigger which means that Mr. Noonan’s and Mr. Panza’s outstanding equity will become immediately vested upon a change of control (regardless of whether or not they are terminated). The change of control provisions for severance payments are based on a double trigger which means that severance payments are made only upon both a change of control and either termination without cause or for good reason (including a “walk away” right for any reason in the 13th month following a change of control). The Compensation Committee believes that the single trigger for equity acceleration appropriately preserves the value of Mr. Noonan’s and Mr. Panza’s equity awards, and the double trigger for cash severance appropriately protects the executive officers’ employment security without unduly burdening stockholder value. The Compensation Committee believes that the 13th month “walk away” right is appropriate to motivate Mr. Noonan and Mr. Panza to assist with transition issues without focusing on personal considerations. Mr. Noonan’s employment agreement provides for a larger payout than Mr. Panza’s employment agreement if Mr. Noonan is terminated in connection with a change of control in recognition of both his position as chief executive and his long time service with the Company.

The Compensation Committee believes that it is appropriate for the Company to have a change of control agreement with Mr. Kormushoff, Mr. Holada, Mr. Dow and certain other Company officers to provide for continuity of management in the event of a change of control. The change of control agreements have no effect unless and until a change of control occurs. The change of control provisions for equity awards are based on a single trigger which means that each officer’s outstanding equity will become immediately vested upon a change of control (regardless of whether or not they are terminated). The change of control provisions for severance payments are based on a double trigger which means that severance payments are made only upon both a change of control and either termination without cause or a constructive termination. The Compensation Committee believes that the single trigger for equity acceleration appropriately preserves the value of the officers’ equity awards, and the double trigger for cash severance appropriately protects the officers’ employment security without unduly burdening stockholder value.

When negotiating both the employment agreements and the change of control agreements, the Compensation Committee consulted the Strategic Compensation Group to compare these arrangements with similar arrangements maintained by the Company’s “peer group” and the general marketplace at that time. The Compensation Committee structured the agreements to coincide with market practice based on findings that, overall, (i) chief executive officers tend to receive two to three times base salary and bonus following a change of control while other officers tend to receive one to two times base salary and bonus following a change of control, (ii) double triggers are the most prevalent practice for the receipt of severance upon a change of control, (iii) it is common for the vesting of equity awards to be accelerated upon a change of control, (iv) the majority practice in the marketplace is to provide reimbursement for excise taxes imposed by Section 280G of the Internal Revenue Code in connection with a change of control, and (v) a majority of companies provide continued benefits coverage.

Summary Compensation Table

The following table shows the total compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and the three other highest paid executive officers of SPSS, other than the Chief Executive Officer and Chief Financial Officer, serving on December 31, 2008, for services rendered to SPSS during the years detailed below.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position(1)	Year	($)	($)	($)(2)	($)(2)	($)	($)(3)	($)

Jack Noonan	2008	$600,000	—	$1,803,448	$152,581	$1,595,930	$37,719	$4,189,678
Chairman of the Board,	2007	$500,000	—	$1,438,753	$329,350	$1,638,222	$37,719	$3,944,044
Chief Executive Officer and	2006	$450,000	—	$500,548	$419,721	$1,207,853	$37,881	$2,616,003
President
Raymond H. Panza	2008	$440,000	—	$984,229	$292,623	$683,970	$26,299	$2,427,121
Executive Vice President,	2007	$420,000	—	$787,649	$343,400	$851,876	$26,299	$2,429,224
Corporate Operations, Chief	2006	$400,000	—	$334,084	$343,400	$671,030	$26,461	$1,774,975
Financial Officer and Secretary
Alex Kormushoff	2008	$290,000	—	$525,473	—	$559,025	$20,869	$1,395,367
Senior Vice President of	2007	$255,125	$31,293	$224,323	—	$432,629	$20,869	$964,239
Worldwide Field Operations
Richard M. Holada	2008	$270,000	—	$374,980	—	$410,383	$22,769	$1,078,132
Senior Vice President of	2007	$250,000	$31,645	$151,202	—	$356,736	$22,769	$812,352
Technology
Douglas P. Dow	2008	$250,000	—	$288,388	$52,938	$319,185	$15,444	$925,955
Senior Vice President of	2007	$220,000	—	$242,905	$106,305	$262,116	$15,444	$846,770
Corporate Development	2006	$200,000	—	$100,572	$143,488	$201,308	$15,606	$660,975

(1)	Alex Kormushoff was appointed to his executive officer position as Senior Vice President of Worldwide Field Operations, and Richard M. Holada was appointed to his executive officer position as Senior Vice President of Technology, both effective as of June 5, 2007.

(2)	The value of these awards represents amounts recognized for financial statement reporting purposes for the relevant fiscal year in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. The amounts set forth under the column titled “Stock Awards” relate to grants of restricted share units made in both 2008 (which awards are further described in the “Grants of Plan-Based Awards” table, below) and in prior years. The amounts set forth under the column titled “Option Awards” relate to stock option grants made in years prior to 2006. For a discussion of the assumptions made in calculating the valuation of these options, please refer to the Company’s financial statements included in its Annual Report on Form 10-K for each of fiscal year 2005, 2006, 2007 and 2008.

(3)	Other Compensation for 2008 includes:

	Company	Company-Allocated Funds for	Insurance Premiums
Name	401K Match	Health and Welfare Benefits(a)	Paid by the Company(b)

Jack Noonan	$500	$36,900	$319
Raymond H. Panza	$500	$25,480	$319
Alex Kormushoff	$500	$20,050	$319
Richard M. Holada	$500	$21,950	$319
Douglas P. Dow	$500	$14,625	$319

(a)	Consists of an amount equal to $2,700 plus 5% of the individual’s 2006 salary or total compensation plan (with SPSS recognizing 90% of 2006 annual bonuses and/or commissions toward benefit salary for those employees whose 2006 target bonus or target commission represented 30% or more of the employee’s 2006 base salary).

(b)	These amounts represent premiums for accidental death and dismemberment insurance and long term disability insurance. These amounts exclude health benefits and life insurance premiums that apply equally to both executive officers and non-executive officer employees.

Employment Agreement with Jack Noonan.  SPSS amended and restated its employment agreement with Jack Noonan, the Company’s Chief Executive Officer and President, on December 17, 2007. This employment agreement provides the terms of Mr. Noonan’s employment with SPSS in these capacities. Unless otherwise terminated, the employment agreement automatically will renew on a yearly basis. The employment agreement provides Mr. Noonan with an initial base salary of $500,000 and an initial annual incentive target of no less than $500,000 (provided that the actual payout of this incentive award will depend upon SPSS performance measured against defined metrics). On January 7, 2008, the Compensation Committee increased Mr. Noonan’s base salary to $600,000 for 2008 and Mr. Noonan’s annual incentive target to $700,000 for 2008. The employment agreement provides for participation in the equity incentive program available to other executive officers of SPSS (subject to the approval of the Compensation Committee). Mr. Noonan is also entitled to reimbursement for all reasonable and necessary business expenses, five weeks paid vacation per year, ten days of sick leave per year and participation in the SPSS employee benefit plans on the same terms as other executive officers of SPSS. This employment agreement provides for potential payments upon termination or change of control. These potential payments are described further under the section titled “Potential Payments Upon Termination or Change of Control,” below.

Employment Agreement with Raymond H. Panza.  SPSS amended and restated its employment agreement with Raymond H. Panza, the Company’s Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary, on December 17, 2007. This employment agreement provides the terms of Mr. Panza’s employment with SPSS in these capacities. Unless otherwise terminated, the employment agreement automatically will renew on a yearly basis. The employment agreement provides Mr. Panza with an initial base salary of $420,000 and an initial annual incentive target of no less than the greater of $260,000 or 40% of his annual base salary (provided that the actual payout of this incentive award will depend upon SPSS performance measured against defined metrics). On January 7, 2008, the Compensation Committee increased Mr. Panza’s base salary to $440,000 for 2008 and Mr. Panza’s annual incentive target to $300,000 for 2008. The employment agreement provides for participation in the equity incentive program available to other executive officers of SPSS (subject to the approval of the Compensation Committee). Mr. Panza is also entitled to reimbursement for all reasonable and necessary business expenses, five weeks paid vacation per year, ten days of sick leave per year and participation in the SPSS employee benefit plans on the same terms as other executive officers of SPSS. This employment agreement provides for potential payments upon termination or change of control. These potential payments are described further under the section titled “Potential Payments Upon Termination or Change of Control,” below.

Grants of Plan-Based Awards

					All Other Stock
		Estimated Possible Payouts Under			Awards: Number of	Grant Date Fair
	Grant	Non-Equity Incentive Plan Awards			Shares of Stock or	Value of Stock
Name	Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)	Units (#)	Awards (3)

Jack Noonan	01/07/2008	—	$700,000	$2,800,000	113,100	$3,502,707
Raymond H. Panza	01/07/2008	—	$300,000	$1,200,000	71,100	$2,201,967
Alex Kormushoff	01/07/2008	—	$290,000	$1,160,000	35,600	$1,102,532
Richard M. Holada	01/07/2008	—	$180,000	$720,000	22,700	$703,019
Douglas P. Dow	01/07/2008	—	$140,000	$560,000	19,400	$600,818

(1)	There are no threshold amounts with respect to non-equity incentive plan awards.

(2)	These amounts represent the annual target incentive award for each named executive officer, one quarter of which relates to each of the Company’s 2008 fiscal quarters. The target amounts and performance criteria for the awards are described further under the subsection titled “Cash Incentive Awards” in the “Compensation Discussion and Analysis,” above. Amounts actually paid with respect to these awards are set forth in the “Summary Compensation Table,” above, under the column titled “Non-Equity Incentive Plan Compensation.”

(3)	The grant date fair value of these awards has been computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R.

The equity awards made to each of Mr. Noonan, Mr. Panza, Mr. Kormushoff, Mr. Holada and Mr. Dow on January 7, 2008 were in the form of grants of restricted share units. Each restricted share unit represented the right to receive one share of Common Stock upon vesting. Each of these awards was granted with a performance target such that the restricted share units would not begin to vest until SPSS achieved a specified revenue performance target. The Compensation Committee specified that the defined revenue performance would be achieved if and when reported net revenue for a consecutive four quarter period (i.e. a four quarter period with the first such four quarter period starting with the first fiscal quarter of 2008) exceeded reported net revenue for the 2007 fiscal year. If reported net revenue for the first consecutive four quarter period did not exceed the target revenue, then the measurement of the defined revenue performance would continue over each successive consecutive four quarter period (deleting the oldest quarter and adding the most recent quarter) until the defined revenue performance was achieved. The restricted share unit grant would be forfeited if the defined revenue performance was not achieved by January 7, 2012. When and if the revenue performance target was achieved, the restricted share units become subject to the following vesting schedule: (i) 25% of the total restricted share units covered by the award vest as of the date on which the Compensation Committee certified that the revenue performance target was achieved (such vesting date to be referred to as the “Initial Vesting Date”), (ii) an additional 1/16 of the total number of restricted share units originally covered by the award (rounded up to the nearest whole share) vest on the first day following the conclusion of the quarter in which the Initial Vesting Date occurred and on the first day following the conclusion of each of the ten subsequent quarters, and (iii) the balance of the number of restricted share units originally covered by the award vest on the first day of the quarter in which the third anniversary of the Initial Vesting Date occurs. Vesting on each vesting date is subject to the executive officer still being employed with the Company on the relevant vesting date. On February 13, 2009, the Compensation Committee certified that the defined revenue performance target had been achieved. Consequently, 25% of the total restricted share units covered by the award vested on February 13, 2009. Each award will now continue to vest according to the time based vesting schedule described above.

The executive officers do not have any rights with regard to dividends paid on the Common Stock underlying any unvested portion of the restricted share unit awards. In the event of a change of control of the Company, any restricted share unit subject to the award that has not been forfeited prior to the effective date of the change of control and that remains unvested as of the effective date of the change of control will be deemed to be fully vested upon the effective date of the change of control and, if applicable with respect to the underlying Common Stock, will be exchanged for a proportionate share of any consideration to be paid to stockholders generally in connection with such change of control.

As described more fully under the section titled “Potential Payments Upon Termination or Change of Control,” below, with regard to the restricted share units granted to Mr. Noonan and Mr. Panza on January 7, 2008, in the event that either Mr. Noonan or Mr. Panza is terminated without good cause or leaves the Company for good reason, any restricted share unit that remains unvested on the termination date will be deemed to have vested immediately upon the termination date.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
												Equity
										Equity		Incentive Plan
										Incentive		Awards:
										Plan Awards:		Market or
										Number of		Payout Value
	Number of	Number of					Number of		Market Value	Unearned		of Unearned
	Securities	Securities					Shares or		of Shares	Shares, Units		Shares, Units
	Underlying	Underlying					Units of		or Units of	or Other		or Other
	Unexercised	Unexercised		Option		Option	Stock That		Stock That	Rights That		Rights That
	Options (#)	Options (#)		Exercise		Expiration	Have Not		Have Not	Have Not		Have Not
Name	Exercisable	Unexercisable		Price ($)		Date(3)	Vested (#)		Vested ($)(7)	Vested (#)		Vested (#)(7)

Jack Noonan	50,000	—		$25.25		01/03/2010	55,911	(4)	$1,507,361	113,100	(8)	$3,049,176
	49,075	—		$20.625		01/02/2011
	925	—		$21.59	(2)	01/02/2011
	50,000	—		$22.38		03/01/2011
	70,000	—		$19.09		01/02/2012
	33,649	—		$14.60		01/01/2013
	36,351	—		$14.76	(2)	01/01/2013
	3,144	—		$18.29		08/17/2013
	70,000	—		$21.10		02/01/2014
	70,000	—		$15.98		12/20/2014

Raymond H. Panza	150,000	—		$13.82		10/27/2014	23,286	(4)	$627,791	71,100	(8)	$1,916,856
	15,000	—		$15.98		12/20/2014
	25,000	—		$15.98		12/20/2014

Alex Kormushoff	—	—		—		—	14,500	(5)	$390,920	35,600	(8)	$959,776

Richard M. Holada	—	—		—		—	3,333	(6)	$89,858	22,700	(8)	$611,992
							7,250	(5)	$195,460

Douglas P. Dow	13,957	—		$17.25		12/16/2013	7,479	(4)	$201,634	19,400	(8)	$523,024
	22,970	2,030	(1)	$16.64		04/18/2015

(1)	This option has a four-year vesting schedule pursuant to which 25% of the shares covered by the option become exercisable on the first anniversary of the grant date, an additional 2.09% of the number of shares originally covered by the option become exercisable on the first day following the conclusion of each month in the second, third and fourth years following the grant date (other than the final month of the fourth year following the grant date) and an additional 1.85% of the number of shares originally covered by the option become exercisable on the first day following the conclusion of the final month of the fourth year following the grant date.

(2)	These options were subject to a re-pricing performed on December 28, 2006 pursuant to which the Board increased the exercise price of certain stock options held by certain directors and executive officers of the Company as recommended by the Compensation Committee. This re-pricing was performed so that a 20% excise tax imposed by Section 409A of the Internal Revenue Code (“Section 409A”) would not be applicable to the income realized by such directors and executive officers upon the exercise of the re-priced options. The re-pricing was completed following the Company’s previously disclosed review of its stock option granting practices. In each case, the exercise price per share of the relevant option was increased by $0.965 or less.

(3)	Each of the options listed expires on the ten year anniversary, or one day prior to the ten year anniversary, of the date on which it was granted.

(4)	The restricted share units held by Mr. Noonan, Mr. Panza and Mr. Dow were granted on January 8, 2007 with a four-year vesting schedule pursuant to which 25% of the total restricted share units covered by the award will vest on the first anniversary of the grant date. Thereafter, an additional 1/16 of the total number of restricted share units originally covered by the award (rounded up to the nearest whole share) will vest on the first day following the conclusion of each calendar quarter in the second, third and fourth years following the grant date (other than the final quarter of the fourth year following the grant date) and the balance of the number of restricted share units originally covered by the award will vest on the first day following the conclusion of the final quarter of the fourth year following the grant date.

(5)	The restricted share units held by Mr. Kormushoff and Mr. Holada were granted on June 5, 2007 with a four-year vesting schedule pursuant to which 25% of the total restricted share units covered by the award will vest on the first anniversary of the grant date. Thereafter, an additional 1/16 of the total number of restricted share units originally covered by the award (rounded up to the nearest whole share) will vest on the first day following the conclusion of each calendar quarter in the second, third and fourth years following the grant date (other than the final quarter of the fourth year following the grant date) and the balance of the number of restricted share units originally covered by the award will vest on the first day following the conclusion of the final quarter of the fourth year following the grant date.

(6)	The restricted share units held by Mr. Holada were granted on October 25, 2006. One third of the total restricted share units covered by the award vested on November 13, 2007, one third of the total restricted share units covered by the award vested on November 13, 2008 and the remaining one third of the total restricted share units covered by the award will vest on November 13, 2009.

(7)	These amounts have been determined by multiplying the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 2008 ($26.96) by the number of restricted share units held by the relevant executive officer.

(8)	As described under the section titled “Grants of Plan-Based Awards,” above, each of the restricted stock unit awards granted to the named executive officers in 2008 was granted with a performance target such that the restricted share unit would not be “earned” and would not begin vesting until SPSS achieved a defined revenue performance target. As of December 31, 2008, these restricted share units had not yet been earned because the defined revenue performance target had not yet been achieved. On February 13, 2009, the Compensation Committee certified that the defined revenue performance target had been achieved.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on Vesting	on Vesting
Name	Exercise (#)	($)(1)	(#)	($)(2)

Jack Noonan	50,000	$612,200	86,789	$3,256,747
Raymond H. Panza	—	—	47,014	$1,814,991
Alex Kormushoff	—	—	9,700	$354,545
Richard M. Holada	—	—	7,683	$251,232
Douglas P. Dow	17,043	$427,440	14,521	$558,481

(1)	These amounts have been determined by multiplying the aggregate number of stock options exercised by each executive officer during 2008 by the difference between the market price of the Common Stock at exercise and the exercise price of the stock option.

(2)	These amounts have been determined by multiplying the aggregate number of restricted share units that vested with regard to each executive officer during 2008 by the market price of the Common Stock on the vesting date.

Potential Payments Upon Termination or Change of Control

As described under the section titled “Summary Compensation Table,” above, the Company has an employment agreement with each of Mr. Noonan and Mr. Panza (each, an “Employment Agreement”). The Employment Agreements detail the severance benefits that Mr. Noonan and Mr. Panza will receive under various scenarios. The Company does not have employment agreements with the other named executive officers. However, as described below, Mr. Kormushoff, Mr. Holada and Mr. Dow are parties to change of control agreements with SPSS that entitle them to certain payments and benefits following a change of control of SPSS (each, a “Change of Control Agreement”).

Payments Upon Termination Without Good Cause or For Good Reason Prior to a Change of Control

Mr. Noonan and Mr. Panza

The Employment Agreements provide that if SPSS terminates either executive officer’s employment without good cause, or either executive officer terminates his employment for good reason prior to a change of control, then the executive officer will receive (i) full salary and benefits during any required notice period (generally no more than 60 days), (ii) all earned but unpaid base salary, any other earned but unpaid compensation and any earned but unpaid incentive cash award (an “earned” incentive cash award means the incentive cash award that would have been awarded to the executive officer for the full fiscal quarter ending immediately prior to the termination date had the executive officer’s date of termination not occurred prior to the date on which incentive cash awards were awarded to other executive officers for that fiscal quarter), (iii) accrued vacation pay, (iv) reimbursement of expenses, (v) a lump sum payment (the “Lump Sum Cash Payment”) equal to (a) 18 months of base salary plus (b) six quarters of a quarterly cash incentive payment (with one quarterly cash incentive payment being equal to the average of the actual incentive cash payments received by the executive officer for the trailing eight quarters), (vi) continued health benefits for a period of 48 months following his employment (with the first 24 months being at the Company’s cost on a non-taxable basis and the second 24 months at the executive officer’s full cost determined by applicable COBRA premiums) (or the functional equivalent of such benefits if the Company is unable to provide the benefits), (vii) immediate accelerated vesting with regard to all yet unvested equity awards and, to the extent applicable, the exercise of such equity awards in full by means of a cashless exercise, (viii) executive level professional outplacement services for up to 12 months, (ix) continuation of professional dues and subscriptions for 18 months (to the extent paid by SPSS prior to termination), (x) continued use of a Company mobile telephone, Company telephone number and voice mail, Company e-mail and personal Company electronic equipment for 90 days, and (xi) acceptable employment references from SPSS.

For purposes of the Employment Agreements, “good cause” means the executive officer’s (i) willful and continued failure to substantially perform his duties for the Company which is not cured within a 30 day period following notice from the Company to the executive officer, (ii) willful engagement in conduct which is demonstrably and materially injurious to the Company or its reputation, monetarily or otherwise, (iii) engagement in fraud, theft or embezzlement, (iv) conviction of, or entry of a plea of nolo contendre to, a felony, or (v) illegal use of a controlled substance. For purposes of these Employment Agreements, “good reason” means (a) a material diminishment of the executive officer’s job assignment, duties, responsibilities or reporting relationships, (b) a material reduction in the executive officer’s base compensation or annual incentive cash target, (c) a material breach of the terms of the agreement by SPSS, and (d) a change in principal assigned employment location by more than 50 miles.

Other Named Executive Officers

If the employment of Mr. Kormushoff, Mr. Holada or Mr. Dow terminates for any reason prior to a change of control, the Company does not have a pre-existing contractual obligation to provide severance benefits to such executive officer. The Company has, from time to time, entered into separation agreements with executive officers which provide for certain severance benefits. The substance of these agreements varies depending on the relevant executive officer’s length and type of service to the Company.

Payments Upon Termination — Prior to Change of Control

Set forth in the chart below are the estimated payments to, benefits for and value of equity acceleration for Mr. Noonan, Mr. Panza and the other named executive officers, assuming termination had occurred on December 31, 2008 without good cause or for good reason prior to a change of control and assuming compliance with requisite notice provisions in the applicable agreements.

					Value of	Value of
					Acceleration of	Acceleration of
					Unvested Stock	Unvested
					Options at	Restricted Share
	Cash	Health and	Outplacement	Other	December 31,	Units at December 31,
Name	Payments(1)	Welfare Benefits	Services	Benefits(2)	2008(3)	2008(4)	Total

Jack Noonan	$3,626,841	$22,495	$20,000	$3,597	—	$4,556,537	$8,229,470
Raymond H. Panza	$2,012,618	$22,495	$20,000	$5,269	—	$2,544,647	$4,605,029
Alex Kormushoff	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Richard M. Holada	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Douglas P. Dow	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Calculated based on (a) base salary in effect on December 31, 2008 for 18 months, (b) an incentive award equal to the product of six (6) multiplied by the average of the actual incentive cash payments received for the trailing eight fiscal quarters, (c) an assumption that no earned salary or bonus remains unpaid as of the termination date, and (d) accrued vacation pay in the amount of $57,692 for Mr. Noonan and $38,923 for Mr. Panza.

(2)	Includes (a) professional dues and subscriptions for 18 months and (b) the continued use of Company provided cell phone, office phone and voicemail, Company e-mail and personal Company electronic equipment for 90 days.

(3)	As of December 31, 2008, neither Mr. Noonan nor Mr. Panza held any unvested stock options.

(4)	Based on the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 2008 ($26.96). As of December 31, 2008, Mr. Noonan held 169,011 unvested restricted share units and Mr. Panza held 94,386 unvested restricted share units.

Potential Payments Upon Termination For Good Cause, Without Good Reason or Upon Death or Disability

Mr. Noonan and Mr. Panza

In the event the Company terminates either Mr. Noonan’s or Mr. Panza’s employment for good cause, either Mr. Noonan or Mr. Panza terminates his employment without good reason or if either Mr. Noonan’s or Mr. Panza’s employment terminates because of death or disability, the Employment Agreements provide that each of Mr. Noonan and Mr. Panza will be entitled to receive any earned but unpaid base salary, any other earned but unpaid compensation, and any earned but unpaid incentive cash award (an “earned” incentive cash award has the meaning described above). The Employment Agreements also provide that Mr. Noonan and Mr. Panza will receive accrued vacation pay and reimbursement of expenses.

In the event of death or disability of Mr. Noonan or Mr. Panza, the applicable executive officer’s unvested restricted share units will vest immediately, as set forth in his restricted share unit agreements.

Other Named Executive Officers

In the event of death or disability of any other named executive officer, the applicable executive officer’s unvested restricted share units will vest immediately, as set forth in his restricted share unit agreements.

Payments Upon Death or Disability

Set forth in the chart below are the estimated payments to, benefits for and value of equity acceleration for Mr. Noonan, Mr. Panza and the other named executive officers, assuming death or disability had occurred on December 31, 2008.

						Value of
					Value of	Acceleration of
					Acceleration	Unvested
					of Unvested Stock	Restricted Share
		Health and			Options at	Units at
	Cash	Welfare	Outplacement	Other	December 31,	December 31,
Name	Payments(1)	Benefits	Services	Benefits	2008	2008(2)	Total

Jack Noonan	$57,692	—	—	—	—	$4,556,537	$4,614,229
Raymond H. Panza	$38,923	—	—	—	—	$2,544,647	$2,583,570
Alex Kormushoff	—	—	—	—	—	$1,350,696	$1,350,696
Richard M. Holada	—	—	—	—	—	$897,310	$897,310
Douglas P. Dow	—	—	—	—	—	$724,658	$724,658

(1)	Calculated based on (a) an assumption that no earned salary or bonus remains unpaid as of the termination date and (b) accrued vacation pay in the amount of $57,692 for Mr. Noonan and $38,923 for Mr. Panza. Accrued vacation pay is also payable to Mr. Noonan and Mr. Panza in the event of termination for good cause or without good reason.

(2)	Based on the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 2008 ($26.96). As of December 31, 2008, Mr. Noonan held 169,011 unvested restricted share units, Mr. Panza held 94,386 unvested restricted share units, Mr. Kormushoff held 50,100 unvested restricted share units, Mr. Holada held 33,283 unvested restricted share units and Mr. Dow held 26,879 unvested restricted share units.

Potential Payments Upon Termination Without Good Cause or For Good Reason Following a Change of Control

Mr. Noonan and Mr. Panza

If a change of control of SPSS occurs and, within two years thereafter, Mr. Noonan’s or Mr. Panza’s employment is terminated by the Company without good cause or by the executive officer for good reason, the Employment Agreements provide that each of Mr. Noonan and Mr. Panza will be entitled to receive the payments and other benefits described above that he would receive if his employment was terminated without good cause or for good reason prior to a change of control. Notwithstanding the foregoing, if employment terminates under circumstances described in the preceding sentence, then instead of the Lump Sum Cash Payment, Mr. Noonan will be entitled to a change of control lump sum cash payment equal to (i) 30 months of base salary plus (ii) ten quarters of a quarterly cash incentive payment (with one quarterly cash incentive payment being equal to the average of the actual incentive cash payments received by Mr. Noonan for the trailing eight quarters), and Mr. Panza will be entitled to a change of control lump sum cash payment equal to (a) 24 months of base salary plus (b) eight quarters of a quarterly cash incentive payment (with one quarterly cash incentive payment being equal to the average of the actual incentive cash payments received by Mr. Panza for the trailing eight quarters).

Notwithstanding the foregoing, each of Mr. Noonan and Mr. Panza has the right to terminate employment for any reason (or for no reason) within the thirty (30) day period following the first anniversary of a change of control and, in connection with this termination, receive the same severance payments and other benefits described above that he would receive if his employment was terminated without good cause or for good reason within two years following a change of control.

A change of control means any of the following:

(i)	the accumulation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of thirty-three percent (33%) or more of the then outstanding Common Stock;

(ii)	a merger or consolidation of SPSS in which SPSS does not survive as an independent public company;

(iii)	a sale of all or substantially all of the assets of SPSS;

(iv)	a triggering event under the Company’s shareholder rights plan;

(v)	a liquidation or dissolution of SPSS; or

(vi)	a change in the composition of the Board not previously endorsed by the existing Board or the directors’ endorsed successors, as a result of which fewer than a majority of the directors are incumbent directors;

provided, however, that the following acquisitions do not constitute a change of control for the purposes of the agreements: (a) any acquisitions of Common Stock or securities convertible into Common Stock directly from SPSS or (b) any acquisition of Common Stock or securities convertible into Common Stock by any employee benefit plan (or related trust) sponsored or maintained by SPSS.

Other Named Executive Officers

If, within 24 months following a change of control, SPSS (or the surviving entity) terminates the employment of Mr. Kormushoff, Mr. Holada or Mr. Dow without good cause or a constructive termination of the executive officer occurs, the applicable executive officer will be entitled to receive (i) a cash payment equal to the greater of (a) the executive officer’s base salary for the year preceding the change of control or (b) the executive officer’s base salary for the then-current fiscal year and (ii) four quarters of a quarterly cash incentive payment (with one quarterly cash incentive payment being equal to the average of the actual incentive cash payments received by the executive officer for the trailing eight quarters). In addition, the applicable executive officer will be entitled to receive, for a period of 18 months, at SPSS’s (or the surviving entity’s) cost, the same health and welfare benefits that he was receiving at the time of his termination. The applicable executive officer will also be entitled to executive level professional outplacement services for up to 12 months.

The Change of Control Agreements define “change of control” and “good cause” in the same manner as the Employment Agreements described above. However, the Change of Control Agreements use the term “constructive termination” in lieu of the term “good reason” used in the Employment Agreements. The term “constructive termination” means with respect to the employee (i) a material reduction in base compensation or annual incentive cash target during a twelve month period within the two years following a change of control, (ii) any action by SPSS (or the surviving entity) that results in a material diminishment of job assignment, duties, responsibilities or reporting relationships, and (iii) a change in principal assigned employment location by more than 50 miles.

Treatment of Equity Upon a Change of Control

Mr. Noonan and Mr. Panza; Other Named Executive Officers

Both the Employment Agreements with Mr. Noonan and Mr. Panza and the Change of Control Agreements with the other named executive officers provide that, upon a change of control (regardless of whether the executive officer’s employment terminates in connection with such change of control), all of the executive officer’s unvested equity awards will immediately vest and, if applicable, all of the executive officer’s outstanding equity awards will be deemed to be exercised in full by means of a cashless exercise. In addition, to the extent applicable, all of the executive officer’s outstanding equity awards will then be exchanged for a proportionate share of any consideration to be paid to the stockholders generally in connection with the change of control.

Gross Up for Parachute Payments

Mr. Noonan and Mr. Panza

The Employment Agreements provide that, if any payment or benefit to which the executive officer is entitled from SPSS or its affiliates constitutes a “parachute payment” under the Internal Revenue Code rules and if, as a result thereof, the executive officer is subject to an excise tax under Section 4999 of the Internal Revenue Code, the executive officer will receive a tax gross-up for the excise tax under Section 4999 and any additional excise, income or other taxes relating to the tax gross-up payment.

Other Named Executive Officers

The Change of Control Agreements do not provide for tax gross-up payments.

Confidentiality; Non-Competition

Mr. Noonan and Mr. Panza

Mr. Noonan and Mr. Panza have agreed to preserve as confidential all of the SPSS confidential property and to abstain from competing with SPSS, soliciting customers and/or clients of SPSS (except in connection with their employment for SPSS) and soliciting SPSS employees during their employment and for a period of 18 months after their respective employment ceases. Notwithstanding the foregoing, if, after termination, the executive officer accepts employment with a business entity that has its principal place of business and headquarters in Europe and the executive officer’s principal place of work for such entity will be within Europe, the noncompetition and nonsolicitation covenants as applied with respect to Europe will be limited to six months. Waiver of any terms requires a written agreement signed by the party against whom enforcement of the waiver is sought.

Other Named Executive Officers

The other named executive officers have agreed to abstain from competing with SPSS or soliciting customers and/or clients of SPSS for a period of 18 months after their respective employment ceases under circumstances that would entitle the named executive officer to a severance package following a change of control.

Payments Upon Termination — Following a Change of Control

Set forth in the chart below are the estimated payments to and benefits for Mr. Noonan, Mr. Panza and the other named executive officers, assuming a termination occurred on December 31, 2008 following a change of control and either without good cause or for good reason (or constructive termination, as applicable). The value of accelerated equity set forth below in the columns titled “Value of Acceleration of Unvested Stock Options at December 31, 2008” and “Value of Acceleration of Unvested Restricted Share Units at December 31, 2008” will be realized by the executive officers regardless of whether or not there is a termination of employment following the change of control.

					Value of	Value of
					Acceleration of	Acceleration of
					Unvested Stock	Unvested Restricted
		Health and			Options at	Share Units at	Value of
	Cash	Welfare	Outplacement	Other	December 31,	December 31,	Tax Gross
Name	Payments	Benefits	Services	Benefits(4)	2008(5)	2008(6)	Up(7)	Total

Jack Noonan	$6,006,274(1)	$22,495	$20,000	$3,597	—	$4,556,537	$0	$10,608,903
Raymond H. Panza	$2,670,516(2)	$22,495	$20,000	$5,269	—	$2,544,647	$0	$5,262,927
Alex Kormushoff	$918,151(3)	$26,103	$20,000	n/a	—	$1,350,696	n/a	$2,314,950
Richard M. Holada	$733,690(3)	$26,103	$20,000	n/a	—	$897,310	n/a	$1,677,103
Douglas P. Dow	$563,071(3)	$7,796	$20,000	n/a	$20,950	$724,658	n/a	$1,336,475

(1)	Calculated based on (a) base salary in effect on December 31, 2008 for 30 months, (b) an incentive award equal to the product of ten (10) multiplied by the average of the actual incentive cash payments received for the trailing eight fiscal quarters, (c) an assumption that no earned salary or bonus remains unpaid as of the termination date, and (d) accrued vacation pay in the amount of $57,692.

(2)	Calculated based on (a) base salary in effect on December 31, 2008 for 24 months, (b) an incentive award equal to the product of eight (8) multiplied by the average of the actual incentive cash payments received for the trailing eight fiscal quarters, (c) an assumption that no earned salary or bonus remains unpaid as of the termination date, and (d) accrued vacation pay in the amount of $38,923.

(3)	Calculated based on (a) base salary in effect on December 31, 2008 for 12 months and (b) an incentive award equal to the product of four (4) multiplied by the average of the actual incentive cash payments received for the trailing eight fiscal quarters.

(4)	Includes (a) professional dues and subscriptions for 18 months and (b) the continued use of Company provided cell phone, office phone and voicemail, Company e-mail and personal Company electronic equipment for 90 days.

(5)	The amounts have been determined by multiplying the aggregate number of stock options by the difference between $26.96, the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 2008, and the exercise price of the stock options. As of December 31, 2008, each of Mr. Noonan, Mr. Panza, Mr. Kormushoff and Mr. Holada held no unvested stock options, and Mr. Dow held 2,030 unvested stock options.

(6)	Based on the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 2008 ($26.96). As of December 31, 2008, Mr. Noonan held 169,011 unvested restricted share units, Mr. Panza held 94,386 unvested restricted share units, Mr. Kormushoff held 50,100 unvested restricted share units, Mr. Holada held 33,283 unvested restricted share units and Mr. Dow held 26,879 unvested restricted share units

(7)	These valuations were calculated without attributing any value to the executives’ post-termination confidentiality, non-solicitation and non-competition obligations, described above. Actual calculations may attribute a value to such obligations.

Other Potential Payments Following a Change of Control

As stated above, both the Employment Agreements with Mr. Noonan and Mr. Panza and the Change of Control Agreements with the other named executive officers provide that, upon a change of control (regardless of whether the executive officer’s employment terminates in connection with such change of control), all of the executive officer’s unvested equity awards will immediately vest and, if applicable, all of the executive officer’s outstanding equity awards will be deemed to be exercised in full by means of a cashless exercise. In addition, to the extent applicable, all of the executive officer’s outstanding equity awards will then be exchanged for a proportionate share of any consideration to be paid to the stockholders generally in connection with the change of control. The chart below assumes that a change of control occurred on December 31, 2008 and that the consideration paid for each share of Common Stock in connection with the change of control equaled the closing price of the Common Stock on December 31, 2008. In this scenario, the executive officers would also be entitled to receive, in exchange for their then outstanding equity awards, the cash payments, or equivalently valued consideration, as the case may be, set forth in the chart below. The value of the exchange of equity set forth below will be realized by the executive officers regardless of whether or not there is a termination of employment following the change of control.

Value of Exchange of all Outstanding Equity
Awards Upon Change of Control at
Name	December 31, 2008

Jack Noonan	$7,803,556
Raymond H. Panza	$4,954,847
Alex Kormushoff	$1,350,696
Richard M. Holada	$897,310
Douglas P. Dow	$1,118,180

2008 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)(5)	Option Awards ($)(4)(5)	Total ($)

Henry S. Bienen(2)	$31,096	$15,007	$30,917	$77,020
William B. Binch	$72,000	$30,014	$92,750	$194,764
Michael D. Blair	$58,000	$30,014	$92,750	$180,764
Michael E. Lavin	$60,000	$30,014	$109,377	$199,391
Merritt Lutz	$58,000	$30,014	$92,750	$180,764
Patricia B. Morrison	$60,000	$47,529	$151,317	$258,846
Norman H. Nie(3)	$0	$12,505	$0	$12,505
Charles R. Whitchurch	$80,000	$30,014	$92,750	$202,764

(1)	Jack Noonan serves as the Company’s Chairman of the Board, Chief Executive Officer and President. Mr. Noonan is compensated for his role as the Chief Executive Officer and President of SPSS, and receives no additional compensation for his services as a director of SPSS or as Chairman of the Board. As such, Mr. Noonan’s compensation for fiscal year 2008 is fully reflected in the “Summary Compensation Table,” above.

(2)	Mr. Bienen was appointed to the Board and the Nominating and Corporate Governance Committee on June 4, 2008.

(3)	Dr. Nie resigned as Chairman of the Board and as a member of the Board on January 3, 2008.

(4)	The value of these awards represents amounts recognized for financial statement reporting purposes for 2008 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. The amounts set forth under the column titled “Stock Awards” relate to grants of deferred share units made in 2008 and the grant of deferred share units made to Ms. Morrison in December 2007 upon her appointment to the Board for which no expense was accrued in 2007. The amounts set forth under the column titled “Option Awards” relate to stock option grants made in 2008 as well as stock option grants made in years prior to 2008 (including, in particular, stock option grants made to Ms. Morrison and Mr. Lavin upon their appointment to the Board). For a discussion of the assumptions made in calculating the valuation of these options, please refer to the Company’s financial statements included in its Annual Report on Form 10-K for fiscal year 2008.

Set forth below is the grant date fair value of each stock option award made to non-employee directors in 2008 and each deferred share unit award made to non-employee directors in 2008. The grant date fair value of these awards has been computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. For a discussion of the assumptions made in calculating these valuations, please refer to the Company’s financial statements included in its Annual Report on Form 10-K for fiscal year 2008.

						Grant Date
	Grant	Number of	Grant Date Fair Value	Grant	Number of	Fair Value
Name	Date	Shares	of Option Award	Date	Shares	of Stock Award

Henry S. Bienen	06/04/2008	10,000	$185,500	06/04/2008	769	$30,014

William B. Binch	05/01/2008	5,000	$92,750	05/01/2008	715	$30,016

Michael D. Blair	05/01/2008	5,000	$92,750	05/01/2008	715	$30,016

Michael E. Lavin	05/01/2008	5,000	$92,750	05/01/2008	715	$30,016

Merritt Lutz	05/01/2008	5,000	$92,750	05/01/2008	715	$30,016

Patricia B. Morrison	05/01/2008	5,000	$92,750	05/01/2008	715	$30,016

Charles R. Whitchurch	05/01/2008	5,000	$92,750	05/01/2008	715	$30,016

(5)	Each non-employee director serving as a member of the Board on December 31, 2008 held the following equity awards outstanding at fiscal year end:

	Aggregate Number of	Aggregate Number of
	Option Awards Outstanding at	Stock Awards Outstanding at
Name	December 31, 2008	December 31, 2008

Henry S. Bienen	10,000	769
William B. Binch	25,000	2,425
Michael D. Blair	40,000	2,425
Michael E. Lavin	25,000	2,425
Merritt Lutz	30,000	2,425
Patricia B. Morrison	15,000	1,537
Charles R. Whitchurch	35,000	2,425

The non-employee directors serving on the Board are entitled to receive cash compensation pursuant to the Company’s standard Board compensation arrangements set forth below.

•	From January 1, 2008 through June 30, 2008, non-employee directors serving on the Board were each entitled to receive $30,000 annually for their Board service. Effective July 1, 2008, compensation for all non-employee directors was increased from $30,000 to $50,000, annually. During fiscal year 2008, William Binch, Michael Blair, Michael E. Lavin, Merritt Lutz, Patricia B. Morrison and Charles R. Whitchurch each received $40,000 for Board service during fiscal year 2008. Henry S. Bienen’s term as a member of the Board commenced on June 4, 2008 and, therefore, Mr. Bienen received $27,225 for his Board service during fiscal year 2008.

•	The Board’s Lead Director is entitled to receive $20,000 annually for services rendered in this capacity. During fiscal year 2008, Mr. Binch received $20,000 for his service as Lead Director.

•	The Chairman of the Audit Committee is entitled to receive $40,000 annually for services rendered in this capacity, and the additional members of the Audit Committee are each entitled to receive $20,000 annually for their service as Audit Committee members. During fiscal year 2008, Mr. Whitchurch received $40,000 for his service as the Chairman of the Audit Committee. Mr. Lavin and Ms. Morrison each received $20,000 for their service as members of the Audit Committee during fiscal year 2008.

•	From January 1, 2008 through June 30, 2008, the Chairman of the Compensation Committee was entitled to receive $10,000 annually for services rendered in this capacity, and the additional members of the Compensation Committee were each entitled to receive $5,000 annually for their service as Compensation Committee members. Effective July 1, 2008, annual compensation for the Chairman of the Compensation Committee was increased from $10,000 to $14,000 annually, and annual compensation for the additional members of the Compensation Committee was increased from $5,000 to $7,000 annually. During fiscal year 2008, Mr. Blair received $12,000 for his service as the Chairman of the Compensation Committee. Mr. Binch and Mr. Lutz each received $6,000 for their service as members of the Compensation Committee during fiscal year 2008.

•	From January 1, 2008 through June 30, 2008, the Chairman of the Nominating and Corporate Governance Committee was entitled to receive $10,000 annually for services rendered in this capacity, and the additional members of the Nominating and Corporate Governance Committee were each entitled to receive $5,000 annually for their service as Nominating and Corporate Governance Committee members. Effective July 1, 2008, annual compensation for the Chairman of the Nominating and Corporate Governance Committee was increased from $10,000 to $14,000 annually, and annual compensation for the additional members of the Nominating and Corporate Governance Committee was increased from $5,000 to $7,000 annually. During fiscal year 2008, Mr. Lutz received $12,000 for service as the Chairman of the Nominating and Corporate Governance Committee. Mr. Binch and Mr. Blair each received $6,000 for their service as members of the Nominating and Corporate Governance Committee during fiscal year 2008. Mr. Bienen’s term as a member of the Nominating and Corporate Governance Committee commenced on June 4, 2008 and, therefore, Mr. Bienen received $3,871 for his service as a member of the Nominating and Corporate Governance Committee during fiscal year 2008.

In addition to the cash compensation set forth above, each non-employee director is entitled to receive the following formula grants under the Company’s Long Term Incentive Plan.

•	Non-employee directors are entitled to receive an option to purchase 10,000 shares of Common Stock upon their initial election or appointment to the Board, which option vests ratably over a three-year period. Further, each non-employee director is entitled to receive an option to purchase 5,000 shares of Common Stock on the first business day of the first month following each year’s annual meeting of stockholders held for the purpose of electing directors, which option vests in full upon the date of grant. Options issued pursuant to both of these formula grants have a term of ten years and an exercise price equal to the closing price of Common Stock on the date of grant.

During fiscal year 2008, Henry S. Bienen received an option to purchase 10,000 shares of Common Stock upon his initial appointment to the Board on June 4, 2008, which option had an exercise price of $39.03 (the closing price of the Common Stock on June 4, 2008). This option vests ratably over a three-year period and will expire on June 3, 2018. Each other non-employee director received an option to purchase 5,000 shares of Common Stock on May 1, 2008 with an exercise price of $41.98 (the closing price of the Common Stock on May 1, 2008). These options vested in full on the date of grant and will expire on April 30, 2018.

•	Non-employee directors are entitled to receive a deferred share unit award on the initial date that such non-employee director is first elected or appointed as a new director of SPSS. Further, each non-employee director is entitled to receive a deferred share unit award on the first business day of the first month following each year’s annual meeting of stockholders held for the purpose of electing directors. The number of deferred share units awarded in connection with both of these formula grants is generally determined by dividing $30,000 by the fair market value of a single share of Common Stock as of the award date and rounding up to the nearest whole number. These deferred share units vest on the earlier of the one year anniversary of the date of grant or the date on which the non-employee director’s directorship terminates other than for cause. One half of a non-employee director’s deferred share units will be paid on the date on which the non-employee director separates from service with SPSS, and the remaining half will be paid on the date which is six months after the date on which the non-employee director separates from service with the Company. If a non-employee director is dismissed from the Board for cause or engages in any activity within the six months following separation from service with SPSS that otherwise would have resulted in dismissal from the Board for cause, then the non-employee director will immediately forfeit his or her outstanding and unpaid deferred share units.

During fiscal year 2008, Henry S. Bienen received a grant of 769 deferred share units on June 4, 2008. This figure was calculated by dividing $30,000 by $39.03 (the closing price of the Common Stock on June 4, 2008) and rounding up to the nearest whole number. The market value of these deferred share units as of December 31, 2008 was $26.96 per unit. Each other non-employee director received a grant of 715 deferred share units on May 1, 2008. This figure was calculated by dividing $30,000 by $41.98 (the closing price of the Common Stock on May 1, 2008) and rounding up to the nearest whole number. The market value of these deferred share units as of December 31, 2008 was $26.96 per unit.

The non-employee directors are subject to stock ownership guidelines. The stock ownership guidelines applicable to the non-employee directors are similar to the guidelines described in the Compensation Discussion and Analysis with regard to the Company’s executive officers. Each non-employee director has four years to achieve stock ownership equal to five (5) times the annual fixed retainer earned by each non-employee director for their Board service. For purposes of these guidelines, the term “retainer” refers to the fixed amount of compensation that each non-employee director receives for his or her service on an annual basis ($30,000 cash plus $30,000 cash value of the annual deferred share unit grants, excluding committee fees and the value of annual option awards). The section of the “Compensation Discussion and Analysis” titled “Stock Ownership Guidelines” further describes the terms of these guidelines.

Each director is also reimbursed by SPSS for all reasonable expenses incurred in connection with services provided as a director.

Certain Relationships and Related Transactions

The Board has implemented procedures for the review, approval or ratification of all related party transactions. These procedures are administered by the Audit Committee and are included in the Audit Committee Charter. A complete copy of the Audit Committee Charter is posted on the Company’s website at http://www.spss.com. The Company will furnish a copy of the Audit Committee Charter to any person, without charge, upon written request directed to the Secretary of the Company at the Company’s principal executive offices. Pursuant to these procedures, the Audit Committee reviews and approves both related party transactions required to be disclosed in our proxy statement and potential conflicts of interest situations between Board members or management, on the one hand, and the Company, on the other hand. To this end, the Audit Committee may require management to provide the Audit Committee with information regarding any proposed transaction that would either qualify as a related party transaction and/or may present a conflict of interest question. The information may include (i) the nature and the amount of the proposed transaction, (ii) the name of the third party that will be a party to the proposed transaction, and (iii) the name of the individual or entity that has an interest in the proposed transaction, the nature of such interest and the amount of such interest. The Audit Committee reviews each of these proposed transactions and decides whether to approve such transactions. The Committee will approve only those transactions which it determines are not contrary to the best interests of the Company.

Information Concerning the Board of Directors

Director Independence

Member of the
			Member of the	Nominating and
	Member of the	Member of the	Compensation	Corporate Governance	Independence
Name	Board of Directors	Audit Committee	Committee	Committee	Status(1)

Henry S. Bienen	X			X	Independent(2)
William B. Binch	X - Lead Director		X	X	Independent(3)
Michael D. Blair	X		X - Chairman	X	Independent
Michael E. Lavin	X	X			Independent
Merritt Lutz	X		X	X - Chairman	Independent(4)
Patricia B. Morrison	X	X			Independent(5)
Jack Noonan	X - Chairman				Not Independent(6)
Charles R. Whitchurch	X	X - Chairman			Independent

(1)	Each year, the Board reviews the relationships that each member of the Board has with SPSS. A Board member qualifies as an “independent director” if (a) the Board member does not maintain any of the specified relationships that prevent independence under the Nasdaq Stock Market listing standards and (b) the Board determines that such Board member has no relationship which would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A Board member qualifies as an independent committee member if (a) the Board member does not maintain any of the specified relationships that prevent independence under the Nasdaq Stock Market listing standards for such committee and (b) the Board determines that such committee member has no relationship which would otherwise interfere with the exercise of independent judgment in carrying out the responsibilities of a member of such committee. The Board concluded that none of the directors who are identified above as “independent” possess the specified relationships that prevent independence under the Nasdaq Stock Market listing standards and none of these directors has any other relationship that the Board believes would interfere with the exercise of independent judgment in carrying out his responsibilities as a member of the Board or a committee, as applicable. In making this determination, in addition to the specific transactions detailed below, the Board considered ordinary course business engagements in amounts that did not exceed $200,000 in any of the past three fiscal years between SPSS and companies with which each of Mr. Bienen, Mr. Binch, Mr. Lavin, Mr. Lutz and Ms. Morrison are affiliated, but not as executive officers.

(2)	In determining whether Mr. Bienen meets the applicable independence standards, the Board considered that Mr. Bienen is the President of Northwestern University, and that Northwestern has paid SPSS between $48,000 and $66,000 in each of the past three years for transactions in the ordinary course of business.

(3)	In determining whether Mr. Binch meets the applicable independence standards, the Board considered that Mr. Binch is a director of Saama Technologies, Inc., to which SPSS paid over $35,000 for services in 2008, over $200,000 for services in 2007, and over $500,000 for services in 2006.

(4)	In determining whether Mr. Lutz meets the applicable independence standards, the Board considered that Mr. Lutz is a Senior Advisor at Morgan Stanley, and SPSS has engaged Morgan Stanley’s services to administer the Company’s equity incentive plans and, separately, as a financial advisor with regard to acquisition strategy.

(5)	In determining whether Ms. Morrison meets the applicable independence standards, the Board considered that Ms. Morrison was the Chief Information Officer of Motorola, Inc. until July 31, 2008, and that Motorola has paid SPSS between $19,000 and $316,000 in each of the past three years for transactions in the ordinary course of business (the majority of the 2008 payment of $315,147 was made after Ms. Morrison left Motorola).

(6)	Mr. Noonan is not an independent director because he is employed as the Chief Executive Officer and President of SPSS.

Meetings

The Board held 11 meetings during 2008 including both regular and special meetings. During 2008 no director attended fewer than 75% of the aggregate of all Board meetings, and all meetings of the Board committees of which he or she was a member, held while serving as a director.

The Board maintains a policy that all directors are strongly encouraged to attend the Company’s Annual Meetings of Stockholders. At the time of the 2008 Annual Meeting of Stockholders, the Board consisted of seven members, six of whom attended the Annual Meeting of Stockholders.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, a copy of which is posted on the Company’s website at http://www.spss.com. Included in these Corporate Governance Principles and in accordance with the rules established by the Nasdaq Stock Market, regularly scheduled executive sessions of independent Board members are generally held at regular meetings of the Board or otherwise upon the request of the Lead Director. Accordingly, the independent Board members attend multiple executive sessions throughout the year at which only the independent Board members are present. These executive sessions are led by the Lead Director, William Binch. As Lead Director, Mr. Binch’s duties include serving as the chairman of executive sessions of independent Board members, consulting with the Chairman of the Board in planning Board meetings, serving as a conduit between the independent Board members and SPSS management when the Board is not in session, receiving communications directed to the independent Board members and such other duties as the Board may delegate from time to time.

The Corporate Governance Principles also include a policy that requires (i) any director who is also an officer of the Company to submit to the Board a letter offering his or her resignation as a director upon any termination of employment as an officer of the Company and (ii) any director who is not an officer of the Company, but whose principal business activity changes or whose position with his or her employer changes in any material manner, to submit to the Board a letter offering his or her resignation as a director upon any such change. In each case, the Nominating and Corporate Governance Committee shall review whether the termination of employment or the change in principal business activity or position is consistent with the criteria for Board membership, and shall recommend a course of action to the Board. The Board shall ultimately decide whether to accept or reject the tendered offer of resignation.

The Board consults with the Nominating and Corporate Governance Committee, the Chief Executive Officer and others on a regular basis regarding management succession planning. The Board regularly approves a succession plan for the Chief Executive Officer that it believes is in the best interest of the stockholders.

Board Committees

The Board maintains three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee operates pursuant to a written charter. A complete copy of each of the Audit Committee Charter, the Compensation Committee Charter and the Nominating and Corporate Governance Committee Charter is posted on the Company’s website at http://www.spss.com. The Company will furnish a copy of each charter to any person, without charge, upon written request directed to the Secretary of the Company at the Company’s principal executive offices.

Audit Committee. The members of the Audit Committee are Charles R. Whitchurch, Michael E. Lavin and Patricia B. Morrison. Mr. Whitchurch serves as the Chairman of the Audit Committee. The Board has determined that each of Mr. Whitchurch, Mr. Lavin and Ms. Morrison has sufficient knowledge and literacy in financial and accounting matters to serve on the Audit Committee. The Board has also determined that each of Mr. Whitchurch and Mr. Lavin qualifies as an “audit committee financial expert.” The Board has determined that Mr. Whitchurch, Mr. Lavin and Ms. Morrison satisfy the definition of independence under both the Nasdaq Stock Market listing standards and the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

The Audit Committee met eight times during 2008, including both regular and special meetings. The purpose of the Audit Committee is to oversee the accounting and financial reporting process of SPSS and the Company’s financial audits. The Audit Committee Charter specifies that the functions of the Audit Committee include (i) considering the effectiveness and integrity of the Company’s internal controls over financial reporting, (ii) reviewing the effectiveness of the Company’s internal audit function, (iii) reviewing the Company’s process for managing business and financial risk and the monitoring of compliance with laws, (iv) the appointment, replacement, compensation, direction and oversight of the Company’s independent auditors, (v) approving services provided by the Company’s independent auditors before those services are rendered and evaluating the possible effect the performance of such services will have on the auditors’ independence, (vi) reviewing the Company’s financial disclosure documents with management, the internal auditors and the independent auditors prior to public release, (vii) reviewing any significant accounting and reporting issues, (viii) reporting regularly to the Board with regard to matters relating to the Company’s financial statements, compliance issues, performance of the independent auditors and performance of the internal audit function, (ix) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (x) reviewing and approving related party transactions and conflict of interest questions.

Report of the SPSS Audit Committee

The Audit Committee is responsible for overseeing and monitoring management’s implementation of the Company’s accounting and financial reporting process and financial audits. In discharging its oversight role, the Audit Committee reviewed the audited consolidated financial statements of SPSS as of and for the year ended December 31, 2008. Management of SPSS is responsible for the Company’s consolidated financial statements and reporting process, including the system of internal controls. Grant Thornton LLP (“Grant Thornton”), the Company’s registered independent public accounting firm, is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee also met and held discussions with management, the Company’s internal auditors and Grant Thornton. The Audit Committee reviewed and discussed the Company’s consolidated financial statements with management and Grant Thornton, and management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee met privately with Grant Thornton and discussed issues deemed significant by the auditor, including those required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton its independence from SPSS and its management.

Based on the Audit Committee’s discussions with management, the Company’s internal auditors and Grant Thornton, and the Audit Committee’s review of management’s representations and Grant Thornton’s disclosures made to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee has also selected Grant Thornton as the Company’s independent auditors for fiscal year 2009.

BY THE AUDIT COMMITTEE

Charles R. Whitchurch
Michael E. Lavin
Patricia B. Morrison

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Merritt Lutz, Henry S. Bienen, William Binch and Michael Blair. Mr. Lutz serves as the Chairman of the Nominating and Corporate Governance Committee. Each of Mr. Lutz, Mr. Bienen, Mr. Binch and Mr. Blair qualifies as independent under the Nasdaq Stock Market listing standards. The Nominating and Corporate Governance Committee met nine times during 2008. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Nominating and Corporate Governance Committee and ratified by the Board. This charter specifies that the functions of the Nominating and Corporate Governance Committee include: (i) establishing criteria for selecting new Board members, determining potential members’ qualifications and experience and recommending nominees to the Board for selection, (ii) reviewing the qualifications, participation and contribution of incumbent Board members and making recommendations to the Board regarding re-election, (iii) establishing criteria for selecting members of the Board committees and recommending slates of directors to be elected as members of each Board committee, (iv) developing and recommending to the Board for approval a set of corporate governance principles for the Company and regularly reviewing these principles, (v) reviewing and administering the Company’s policy regarding directorships with outside companies, and (vi) developing and recommending to the Board for approval an annual self-evaluation process of the Board and each of its committees and regularly overseeing this process.

In carrying out its responsibilities regarding director nominations, the Nominating and Corporate Governance Committee will consider candidates suggested by SPSS stockholders. Suggestions for candidates must be made by writing to the Nominating and Corporate Governance Committee, care of the Secretary of the Company at the Company’s principal executive offices. Nominations must be submitted in a manner consistent with the Company’s By-laws. The Company will furnish a copy of the By-laws to any person, without charge, upon written request directed to the Secretary of the Company at the Company’s principal executive offices. Each candidate suggestion made by an SPSS stockholder must include the following:

•	the candidate’s name, contact information, detailed biographical material, qualifications and an explanation of the reasons why the stockholder believes that this candidate is qualified for service on the Board;

•	all information relating to the candidate that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or as otherwise required, under the securities laws;

•	a written consent of the candidate to being named in a Company proxy statement as a nominee and to serving as a director if elected; and

•	a description of any arrangements or undertakings between the stockholder and the candidate regarding the nomination.

The Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate.

The Nominating and Corporate Governance Committee assess certain criteria to determine an individual’s qualification to serve as a member of the Board. These criteria are: strength of character and strong professional and personal ethics; good judgment; a collegial and respectful style of interacting with others, and strong communication skills; values consistent with the longstanding values of the Company; business or other experience that will both increase the overall effectiveness of the Board and allow insight based on this experience; a commitment to enhancing stockholder value; sufficient time to carry out Board duties, and a willingness and ability to attend all Board meetings; fulfills a current need for experience on the Board, and has the potential to add value to one or more of the Board committees; recognized and respected in his or her field of expertise, and has a positive reputation; qualifies as an independent director (other than certain exceptions authorized by the Board); financially literate; experience serving as a member of a board of directors; and a resume that includes a past or present corporate title.

The Nominating and Corporate Governance Committee’s process for evaluating Board composition, identifying new director candidates and determining whether existing directors should be nominated for re-election is as follows. The Nominating and Corporate Governance Committee meets in January of each year. At the January meeting, the Nominating and Corporate Governance Committee reviews the experience, expertise and performance of the current Board members. Based on this review, the Nominating and Corporate Governance

Committee (i) determines whether the existing members of the Board whose terms expire at the upcoming annual meeting of stockholders should be nominated for re-election to the Board and whether other individuals should be nominated for election to the Board; and (ii) determines whether the Nominating and Corporate Governance Committee should look for new director candidates (to be either appointed by the Board to fill a current or subsequent vacancy, or nominated by the Board for election by the stockholders at an annual meeting of stockholders) and determine which Board needs should be given greatest consideration in evaluating such candidates. At the regular meeting of the Board held in February of each year, the Nominating and Corporate Governance Committee recommends to the Board a slate of director candidates for the upcoming annual meeting of stockholders. At the February Board meeting, the Board determines whether to approve the slate of candidates recommended for re-election or election at the upcoming annual meeting of stockholders. If the Nominating and Corporate Governance Committee has recommended that it look for new director candidates, the Board also determines whether to authorize the Nominating and Corporate Governance Committee to proceed with this recommendation. At the regular meeting of the Board held in April of each year, the Nominating and Corporate Governance Committee recommends to the Board a slate of candidates to serve as members of the Board committees for the year commencing with the April Meeting. The Board will vote on the proposed committee composition at the April Meeting. If the Nominating and Corporate Governance Committee has been authorized to identify new director candidates, the Nominating and Corporate Governance Committee will evaluate candidates at regular or special Nominating and Corporate Governance Committee meetings throughout the balance of the year based on the evaluation criteria set forth above and the Nominating and Corporate Governance Committee’s and the Board’s determination of the Board needs that should be given greatest consideration.

Candidates may be suggested to the Nominating and Corporate Governance Committee by directors, management, stockholders and other appropriate sources. As determined appropriate by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee may retain the services of an executive search firm to assist in the identification of director candidates. Throughout the year, the Nominating and Corporate Governance Committee keeps the Board apprised of its evaluation and search process. Nothing in this process prevents the Nominating and Corporate Governance Committee from evaluating directors, looking for and considering director candidates and making recommendations to the Board at any time of the year (in addition to those times specified above) if the Nominating and Corporate Governance Committee determines it is in the Company’s best interest for the Nominating and Corporate Governance Committee to do so.

Jack Noonan, Michael Blair and Patricia B. Morrison constitute the members of the class of directors whose terms expire at the Annual Meeting. Mr. Noonan and Mr. Blair were elected to their current terms at the Company’s 2006 Annual Meeting of Stockholders. Ms. Morrison was appointed as a director by the Board on December 13, 2007 to fill an open Board seat arising in connection with an increase in the authorized number of directors. Ms. Morrison was recommended to the full Board by a non-management director. In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Mr. Noonan, Mr. Blair and Ms. Morrison to stand for re-election to the Board at the Annual Meeting.

Compensation Committee.  The members of the Compensation Committee are Michael Blair, William Binch and Merritt Lutz. Mr. Blair serves as the Chairman of the Compensation Committee. Each of Mr. Blair, Mr. Binch and Mr. Lutz qualifies as independent under the Nasdaq Stock Market listing standards.

The Compensation Committee met nine times during 2008. The Compensation Committee operates under a written charter adopted by the Compensation Committee and ratified by the Board. This charter specifies that the functions of the Compensation Committee include (i) assisting the Board in identifying and evaluating potential candidates for executive positions, (ii) reviewing director compensation and recommending changes, as appropriate, (iii) evaluating the Chief Executive Officer’s performance and establishing a compensation package for the Chief Executive Officer based on such performance, (iv) establishing executive compensation packages for the Company’s other executive officers, (v) reviewing and administering the Company’s equity incentive plans and stock purchase program, and (vi) overseeing the preparation of annual disclosures with regard to the Company’s compensation policies.

The primary role of the Compensation Committee is to administer the Company’s compensation program. The design, objectives and elements of the executive compensation program are described in detail in the “Compensation Discussion and Analysis,” above. Under the terms of its charter, the Compensation Committee has the power and authority to evaluate and establish a compensation structure for the Company’s Chief Executive Officer and other executive officers, and to recommend to the full Board a compensation structure for the Company’s directors.

The Compensation Committee generally makes its compensation decisions in the first quarter of each fiscal year. However, as discussed in the “Compensation Discussion and Analysis,” above, the Company’s executive compensation structure is designed to motivate executive officers to continuously improve the overall performance and profitability of SPSS. Therefore, the Compensation Committee must evaluate the achievement of established performance goals throughout the entire year on at least a quarterly basis. As such, the administration of the compensation program is a year-round process.

Prior to making any executive compensation decisions, the Compensation Committee considers (i) compensation recommendations made by management, (ii) compensation recommendations made by compensation consultants, and (iii) its own evaluation of key compensation elements.

The Role of Management

Mr. Noonan, the Company’s Chief Executive Officer, provides the Compensation Committee with an evaluation of the performance of the Company’s executive officers other than himself. Mr. Noonan then makes recommendations to the Compensation Committee with regard to compensation packages to be received by these executive officers. The other executive officers do not participate in making specific compensation recommendations, but they do assist the Compensation Committee in designing the business goals on which financial performance measures are based.

The Role of Committee Advisors

The Compensation Committee Charter affords the Compensation Committee the sole discretion and authority to engage any consultants or advisors it deems appropriate. SPSS pays any fees incurred as a result of the engagement of such advisors. Throughout 2008, the Compensation Committee engaged Strategic Compensation Group, a nationally recognized compensation consultant, to advise it with regard to its compensation analysis. Strategic Compensation Group performed no other work for the Company. Strategic Compensation Group was asked to make compensation recommendations with regard to the Company’s Chief Executive Officer, the Company’s other executive officers and the Company’s directors based on the compensation levels and compensation arrangements of individuals holding similar positions at the SPSS “peer group” companies. The Compensation Committee authorized Strategic Compensation Group to work directly with certain non-executive officers of the Company to gather information necessary to make these recommendations. Strategic Compensation Group reported its findings directly to the Compensation Committee.

The Committee’s Evaluation

The Compensation Committee meets in multiple executive sessions each year to consider compensation recommendations, review reports provided to it by its compensation consultant and assess management’s performance. With this collection of information, the Compensation Committee establishes an executive compensation structure for the relevant fiscal year and other executive compensation policies.

Compensation Committee Interlocks and Insider Participation.  Michael Blair, William Binch and Merritt Lutz were directors and members of the Compensation Committee during fiscal year 2008. The Compensation Committee members have no interlocking relationships, as defined by the Securities and Exchange Commission. None of the members of the Compensation Committee has ever been an officer or employee of SPSS or any of its subsidiaries.

Compensation Committee Report

The Compensation Committee has reviewed and has met with management to discuss the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on both the Compensation Committee’s review of, and the Compensation Committee’s discussions with management regarding, the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal year 2008 and the Company’s Proxy Statement for its 2009 Annual Meeting of Stockholders.

BY THE COMPENSATION COMMITTEE

Michael Blair
William Binch
Merritt Lutz

Stockholder Communications with the Board

The Board has implemented a process pursuant to which SPSS stockholders may send communications to the Board. This policy, titled “Communications with the Board of Directors,” was unanimously approved by the Company’s independent directors. A copy of this policy is posted on the Company’s website at http://www.spss.com.

Pursuant to this policy, SPSS stockholders may, at any time, direct communications to the Board through the Audit Committee. The contact information for each Audit Committee member is listed in the policy. A stockholder communication may be submitted on an anonymous basis. After a stockholder communication is submitted to the Audit Committee, the Audit Committee will respond in the following manner. Within five business days following the receipt of a stockholder communication, the Audit Committee will hold a meeting via telephone to initiate a preliminary evaluation of the stockholder communication and may consult, as appropriate, with any advisors to the Audit Committee. If no further investigation or discussion is required, the Audit Committee will (i) report the contents of the stockholder communication and the Audit Committee’s response to the entire Board at the next regularly scheduled Board meeting and (ii) respond to the stockholder communication in writing, if the stockholder communication requests a written response and provides a clear and accurate mailing address to which such response should be directed. If the Audit Committee determines that the stockholder communication warrants further investigation, the Audit Committee will (a) proceed with a further investigation of the matters raised by the stockholder communication, (b) maintain an official record of each investigation, (c) upon completion of the investigation, inform the Board (through written correspondence or at a meeting of the Board) of its conclusion and recommended course of action, and (d) follow the procedures set forth in the SPSS Code of Business Conduct and Ethics in taking any necessary remedial action.

Additionally, interested persons may communicate, on an anonymous and confidential basis, with the independent Board members by contacting the Board’s Lead Director. The Lead Director’s contact information is listed in the policy. Finally, at each Annual Meeting of Stockholders, SPSS stockholders will have the opportunity to direct questions to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of March 16, 2009, the number and percentage of shares of Common Stock beneficially owned by each person known by SPSS to own beneficially more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

Security Ownership of Certain Beneficial Owners

	Shares Beneficially
	Owned
Name	Number	Percent

T. Rowe Price Associates, Inc.(1)	2,187,764	11.98%
Barclays Global Investors, NA and Affiliates(2)	1,309,522	7.17%
Artisan Partners Limited Partnership(3)	1,286,700	7.04%
Brown Capital Management, Inc.(4)	1,118,527	6.12%
Daruma Asset Management, Inc.(5)	1,042,850	5.71%
Stadium Capital Management, LLC(6)	966,255	5.29%

(1)	These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The information regarding these securities was taken from the Schedule 13G/A dated February 13, 2009 and filed with the Securities and Exchange Commission by Price Associates on February 13, 2009. The business address for Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)	Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Global Investors, LTD (collectively, “Barclays”) are the beneficial owners of 1,309,522 shares of Common Stock. This information was taken from the Schedule 13G dated February 6, 2009 and filed with the Securities and Exchange Commission by Barclays on February 5, 2009. The business address for both Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105. The business address for Barclays Global Investors, LTD is Murray House, 1 Royal Mint Court, London, EC3N 4HH.

(3)	Artisan Partners Limited Partnership (“Artisan Partners”) is the beneficial owner of 1,286,700 shares of Common Stock. This information was taken from the Schedule 13G dated February 13, 2009 and filed with the Securities and Exchange Commission by Artisan Partners on February 13, 2009. Artisan Investment Corporation (“Artisan Corp.”) is the general partner of Artisan Partners, ZFIC, Inc. (“ZFIC”) is the sole stockholder of Artisan Corp., and Andrew A. Ziegler and Carlene M. Ziegler are the principal stockholders of ZFIC; therefore, Artisan Corp., ZFIC, Mr. Ziegler and Ms. Ziegler may be deemed to beneficially own these shares. The business address for Artisan Partners is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

(4)	Brown Capital Management, Inc. (“Brown”) is the beneficial owner of 1,118,527 shares of Common Stock. This information was taken from the Schedule 13G/A dated December 31, 2008 and filed with the Securities and Exchange Commission by Brown on February 4, 2009. The business address for Brown is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(5)	Daruma Asset Management, Inc. (“Daruma”) is the beneficial owner of 1,042,850 shares of Common Stock. This information was taken from the Schedule 13G/A dated February 13, 2009 and filed with the Securities and Exchange Commission by Daruma on February 13, 2009. Mariko O. Gordon owns in excess of 50% of the outstanding voting stock and is the president of Daruma and, therefore, may be deemed to beneficially own these shares. The business address for Daruma is 80 West 40th Street, 9th Floor, New York, New York 10018.

(6)	Stadium Capital Management, LLC (“Stadium Capital”) is the beneficial owner of 966,255 shares of Common Stock. This information was taken from the Schedule 13G dated February 6, 2009 and filed with the Securities and Exchange Commission by Stadium Capital on February 10, 2009. Alexander M. Seaver and Bradley R. Kent are the managing members of Stadium Capital and, therefore, may be deemed to beneficially own these shares. The business address for Stadium Capital is 19785 Village Office Court, Suite 101, Bend, Oregon 97702.

Security Ownership of Management

The following table shows, as of March 16, 2009, the number and percentage of shares of Common Stock beneficially owned by each director of SPSS and each director nominee, each named executive officer of SPSS and all directors and executive officers of SPSS as a group. Unless otherwise indicated in a footnote, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

	Shares Beneficially
	Owned
Name	Number	Percent

Jack Noonan(1)	609,569	3.26%
Raymond H. Panza(2)	247,304	1.34%
Alex Kormushoff(3)	18,493	*
Richard M. Holada(4)	12,689	*
Douglas P. Dow(5)	56,078	*
Henry S. Bienen(6)	3,055	*
William Binch(7)	25,000	*
Michael D. Blair(8)	50,833	*
Michael E. Lavin(9)	26,000	*
Merritt Lutz(10)	25,000	*
Patricia B. Morrison(11)	9,722	*
Charles R. Whitchurch(12)	35,000	*
All directors and executive officers as a group (13 persons)(13)	1,126,702	5.89%

*	The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

(1)	Includes 433,144 shares through options exercisable within 60 days and 13,282 shares to be received upon the vesting of restricted share units within 60 days.

(2)	Includes 190,000 shares through options exercisable within 60 days and 7,032 shares to be received upon the vesting of restricted share units within 60 days.

(3)	Includes 3,675 shares to be received upon the vesting of restricted share units within 60 days.

(4)	Includes 2,144 shares to be received upon the vesting of restricted share units within 60 days.

(5)	Includes 38,957 shares through options exercisable within 60 days and 2,045 shares to be received upon the vesting of restricted share units within 60 days.

(6)	Includes 3,055 shares through options exercisable within 60 days.

(7)	Includes 25,000 shares through options exercisable within 60 days.

(8)	Includes 40,000 shares through options exercisable within 60 days.

(9)	Includes 25,000 shares through options exercisable within 60 days.

(10)	Includes 25,000 shares through options exercisable within 60 days.

(11)	Includes 9,722 shares through options exercisable within 60 days.

(12)	Includes 35,000 shares through options exercisable within 60 days.

(13)	Includes 826,878 shares through options exercisable within 60 days and 28,916 shares to be received upon the vesting of restricted share units within 60 days.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the accounting firm of Grant Thornton LLP (“Grant Thornton”) to serve as independent auditors of SPSS with respect to the fiscal year ended December 31, 2009. Grant Thornton served as the Company’s independent auditors for the fiscal year ended December 31, 2008.

Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole right to appoint the Company’s independent auditors and the appointment of Grant Thornton is not contingent upon obtaining stockholder approval. However, the Board is affording SPSS stockholders the opportunity to express their opinions with regard to the selection of Grant Thornton as the Company’s auditors for fiscal year 2009. This vote is neither required nor binding, but is being solicited by the Board in order to determine if the SPSS stockholders approve of Grant Thornton as the Company’s independent auditors. If this proposal does not receive the affirmative vote of a majority of the votes cast for this proposal at the Annual Meeting, in person or by proxy, the Audit Committee will take such vote into consideration in determining whether to continue to retain Grant Thornton.

A representative of Grant Thornton is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

Audit and Related Fees

Grant Thornton served as the Company’s independent auditors for the fiscal year ended December 31, 2008 and 2007. The following is a summary for each of the last two fiscal years of the fees billed to the Company by Grant Thornton.

	2007	2008

Audit Fees	$2,444,962	$1,757,783
Audit-Related Fees	$17,695	$17,535
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$2,462,657	$1,775,318

Audit Fees include fees for services rendered by Grant Thornton for the audit of the Company’s annual financial statements and internal control over financial reporting, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and other services normally provided in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees include fees for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the category “Audit Fees.” In both 2007 and 2008, the amounts listed as “Audit-Related Fees” relate to services provided by Grant Thornton in connection with the audits of the Company’s employee benefit plans.

Tax Fees include fees for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning.

All Other Fees include fees for all other products and services provided by Grant Thornton.

The Audit Committee considered and determined that the provision of the foregoing services provided by Grant Thornton is compatible with the maintenance of Grant Thornton’s independence during the applicable periods.

Procedures for Pre-Approval of Audit and Permissible Non-Audit Services of the Company’s Independent Auditor

The Audit Committee has the exclusive authority and responsibility to engage, direct, pre-approve and oversee the Company’s independent auditors with respect to all audit or non-audit services and has the exclusive authority and responsibility to either retain or terminate the Company’s independent auditors. The Audit Committee’s exclusive authority and responsibility with respect to these matters is set forth in the Audit Committee Charter.

The Audit Committee maintains a formal procedure for the approval of all non-audit services provided by the Company’s independent auditor. This procedure is set forth in Supplement A to the Audit Committee Charter, a complete copy of which is posted on the Company’s website at http://www.spss.com. Any request for the Company’s independent auditor to perform non-audit services must be made pursuant to this procedure. On an annual basis, the Audit Committee, in consultation with both the independent auditor and the Company’s Chief Financial Officer (the “CFO”), discusses and considers the non-audit services that the independent auditor may need to perform during the current fiscal year (each, an “Annual Non-Audit Service”). The Audit Committee, in consultation with the independent auditor and the CFO, also discusses and considers the total fees anticipated to be paid throughout the fiscal year for each Annual Non-Audit Service (each, an “Annual Budget”). Following such discussion and consideration, the Audit Committee, as appropriate, pre-approves any Annual Non-Audit Services that may be performed by the independent auditor during the current fiscal year and an Annual Budget for each Annual Non-Audit Service (collectively, the “Annual Pre-Approval List”). However, if the Annual Non-Audit Service is a tax service, the Audit Committee must, prior to approval of such Annual Non-Audit Service, (i) receive from the independent auditor a written description of the nature and scope of the specifically proposed tax service(s) including the fee structure for such service(s) and (ii) discuss with and receive a certification from the independent auditor with regard to any implications that performance of any specific tax service(s) may have on the independence of the independent auditor.

At each regularly scheduled meeting of the Audit Committee, the CFO reports on the status of individual projects performed by the independent auditor in connection with approved Annual Non-Audit Services and the corresponding fees incurred. In any of the following events, additional pre-approval must be obtained by the Audit Committee pursuant to the procedures set forth below prior to the performance of such services: (i) the fees to be paid for any individual project to be performed in connection with an Annual Non-Audit Service exceed $20,000, (ii) the total fees to be paid for all individual projects related to an Annual Non-Audit Service exceed the approved Annual Budget for such Annual Non-Audit Service, or (iii) if the Annual Non-Audit Service is a tax service and the specific tax service to be performed is outside the nature and scope of the previously approved tax services.

If additional pre-approval is necessary, the CFO, or a designee specified by the CFO, must submit a written request (the “Company Request”) to the independent auditor, which such Company Request includes a description of the type and scope of the individual non-audit service that the Company desires the independent auditor to perform (the “Requested Non-Audit Services”). The Company Request must be sent to the independent auditor in writing. Upon the receipt of the Company Request, the independent auditor must calculate the fees that would be charged by the independent auditor in providing the Requested Non-Audit Services. The independent auditor must provide a written response to the CFO, or a designee specified by the CFO, which response includes a written proposal of the fees that will be charged by the independent auditor in providing the Requested Non-Audit Services (the “Fee Proposal”). The Fee Proposal includes (i) the amount of such fees denominated in the applicable local currency and (ii) the amount of such fees denominated in United States dollars (the “Dollar Denominated Fee”). The Fee Proposal must specify the total fees recommended for Audit Committee approval, which amount is equal to (a) the Dollar Denominated Fee plus (b) ten percent (10%) of the Dollar Denominated Fee rounded to the nearest $1,000. If the total Fee Proposal exceeds $20,000, the Fee Proposal must be in the form of a formal engagement letter. The Fee Proposal is sent to the CFO, or a designee specified by the CFO. However, if the Requested Non-Audit Service is a tax service, the independent auditor must (1) provide in the Fee Proposal a written description of the nature and scope of the specifically proposed tax service(s) including the fee structure for such service(s) and (2) discuss with the CFO or Chairman of the Audit Committee and provide a written certification with regard to any implications that performance of any specific tax service(s) may have on the independence of the independent auditor.

The CFO, or a designee specified by the CFO, must then forward a description of the Requested Non-Audit Services and the Fee Proposal to the Chairman of the Audit Committee for review and approval. The Chairman of the Audit Committee reviews the description of the Requested Non-Audit Services and the Fee Proposal. If the Chairman of the Audit Committee determines that the Requested Non-Audit Services are appropriate, the Chairman of the Audit Committee is authorized to and will approve the Requested Non-Audit Services. The Chairman of the Audit Committee then provides written notice of such approval to the CFO, or a designee specified by the CFO. The CFO, or a designee specified by the CFO, then notifies the independent auditor of the determination made by the Chairman of the Audit Committee. If a formal engagement letter is required, the Chairman of the Audit Committee must evidence approval of the Requested Non-Audit Services by executing the engagement letter before the next Audit Committee meeting and delivering an executed copy of such engagement letter to the CFO. All materials relating to Requested Non-Audit Services must be presented to the full Audit Committee at the next scheduled Audit Committee meeting.

The Company, the Audit Committee and Grant Thornton adhered to the Company’s pre-approval procedure for all non-audit services that were performed by Grant Thornton during fiscal year 2008.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS OF SPSS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires SPSS directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Company’s equity securities. SPSS believes that, during fiscal year 2008, its directors, executive officers and 10% stockholders, other than Norman H. Nie, complied with all Section 16(a) filing requirements. In making this statement, SPSS has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the written representations of its executive officers and directors. Dr. Nie resigned as Chairman of the Board and as a member of the Board on January 3, 2008, and Dr. Nie did not provide the Company with a written representation regarding reporting compliance for 2008.

SOLICITATION AND EXPENSES OF SOLICITATION

The expenses of preparing and mailing this Proxy Statement and the accompanying form of proxy and the cost of solicitation of proxies on behalf of the Board will be paid by SPSS. Proxies may be solicited by personal interview, mail or telephone. Brokerage houses, other custodians and nominees will be asked whether other persons are beneficial owners of the shares which they hold of record and, if so, they will be supplied with additional copies of the proxy materials for distribution to such beneficial owners. SPSS will reimburse parties holding stock in their names or in the names of their nominees for their reasonable expenses in sending the proxy materials to their principals.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2008 is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS NOT RECEIVING A COPY OF THE ANNUAL REPORT ON FORM 10-K MAY OBTAIN ONE WITHOUT CHARGE BY WRITING OR CALLING RAYMOND H. PANZA, SPSS INC., 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, TELEPHONE (312) 651-3000.

By order of the Board of Directors

Secretary

Proxy - SPSS Inc.
This Proxy is Solicited on Behalf of the Board of Directors
For the Annual Meeting of Stockholders to be held April 30, 2009
The undersigned stockholder of SPSS Inc. (“SPSS”) hereby appoints Jack Noonan and Raymond H. Panza proxies, with full authority, which may be exercised by either one or both of them, with power of substitution, to vote all shares of common stock of SPSS (the “Common Stock”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SPSS to be held at the offices of SPSS, 233 South Wacker Drive, Chicago, Illinois, at 10:00 a.m. (local time) on April 30, 2009 (the “Annual Meeting”), and at any adjournment or postponement thereof as follows:
A.	as directed herein with respect to each of the proposals identified on the reverse side hereof; and

B.	in their discretion with respect to any other business that may properly come before the Annual Meeting.
By delivery of this proxy, the undersigned stockholder hereby revokes all proxies previously given by the undersigned with respect to the shares of Common Stock covered hereby.
A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE
RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND
DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
YOUR VOTE IS IMPORTANT
(Continued and to be signed on reverse side.)

Annual Meeting Proxy Card
A.	Proposals

The Board of Directors unanimously recommends a vote “FOR” the listed nominees and “FOR” Proposal 2.

1.	Election of Directors
		For	Withhold		For	Withhold

	01-Jack Noonan	☐	☐	02-Michael D. Blair	☐	☐

	03-Patricia B. Morrison	☐	☐

				For	Against	Abstain

2.	Ratification of the Appointment of Grant Thornton LLP as Independent Auditors of SPSS for Fiscal Year 2009.			☐	☐	☐
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.
B.	Non-Voting Items

Change of Address – Please print new address below.	Meeting Attendance

	Mark box to the right if you plan to attend the Annual Meeting.	☐

C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as name appears hereon. Joint owners should each sign personally. If stockholder is a corporation, please sign full corporate name by the President or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other authorized person. Executors, trustees, officers, etc., should indicate their titles when signing.

Date (mm/dd/yyyy)–Please print date below.	Signature 1- Please keep signature within the box	Signature 2 - Please keep signature within the box
/ /